Exhibit 10.2e

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is executed as of the 18th day of December, 2009 (the “Amendment Effective Date”), by and among EDGEN MURRAY CORPORATION, a Nevada corporation (the “US Borrower”), EDGEN MURRAY CANADA INC., an Alberta corporation (the “Canadian Borrower”), EDGEN MURRAY EUROPE LIMITED, a limited company incorporated under the laws of England and Wales with registered number 01241058 (the “UK Borrower”), EDGEN MURRAY PTE. LTD., an entity organized under the laws of Singapore (the “Singapore Borrower”, together with the US Borrower, the Canadian Borrower and the UK Borrower, the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as the Administrative Agent, the US Collateral Agent and the Issuing Bank, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as the Canadian Administrative Agent and the Canadian Collateral Agent, J.P. MORGAN EUROPE LIMITED, as the UK Administrative Agent and the UK Collateral Agent, and THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as the Singapore Administrative Agent and the Singapore Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers, certain affiliates of the Borrowers, the Lenders, the Agents and the Issuing Bank are parties to that certain Credit Agreement dated as of May 11, 2007 (as amended, supplemented and modified from time to time, the “Credit Agreement” unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given such terms in the Credit Agreement), pursuant to which the Lenders provide certain financing to the Borrowers in accordance with the terms and conditions set forth therein; and

WHEREAS, the Borrowers have advised the Agents and the Lenders that they desire to amend certain terms of the Credit Agreement to provide that Subsidiaries formed under the laws of Brazil are not required to pledge their working capital assets until the aggregate value of their cash, accounts receivable and inventory reach a certain threshold; and

WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that they desire to amend certain terms of the Credit Agreement to permit the issuance by the US Borrower of up to $500,000,000 of senior, secured notes and the application of the proceeds thereof (and certain cash on hand) to refinance the Term Loans; and

WHEREAS, the Restructuring (as defined in the Fourth Amendment to Credit Agreement dated as of September 17, 2008 by and among the Borrowers, the Agents, the Lenders and the Issuing Bank (the “Fourth Amendment”)) has not been completed; and

WHEREAS, the Borrowers have advised the Agents and the Lenders that they may effect a restructuring of certain Affiliates of the Borrowers, which restructuring may be in addition to, and not in lieu of, the Restructuring; and

WHEREAS, the Borrowers desire to amend certain provisions of the Fourth Amendment related to the Restructuring and amend the Credit Agreement pursuant to this Fifth Amendment; and

WHEREAS, the Borrowers, the Agents, the Lenders and the Issuing Bank desire to amend the Credit Agreement in certain other respects.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby agree as follows:

SECTION 1. Restructuring Provisions of Fourth Amendment. Sections 2.1, 2.2, 2.4, 2.5, 2.6, 2.7, 2.8, 2.10, 2.11, 2.13, 2.14 and 2.15 of the Fourth Amendment are terminated and rendered null and void with no force and effect as if never entered into; it being agreed that the agreements of the Borrowers, the Agents and the Issuing Banks set forth in such terminated provisions with respect to the Restructuring are set forth in the Credit Agreement as amended by this Fifth Amendment.

SECTION 2. Amendments to the Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, but subject to the satisfaction of each condition precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Amendment Effective Date in the manner provided in this Section 2.

2.1 Amended Definitions. The definitions of certain terms defined in Section 1.01 of the Credit Agreement shall be amended as set forth below:

(a) Applicable Rate. The portion of the table set forth in the definition of “Applicable Rate” designating the Commitment Fee Rate shall be amended and restated in its entirety to read as follows:

Commitment Fee Rate
US	Can.	UK
0.50%	0.50%	0.65%
0.50%	0.50%	0.65%
0.50%	0.50%	0.65%

(b) Change of Control. The definition of “Change of Control” shall be amended to delete the reference to “or” at the end of clause (b) thereof, to replace the period at the end of clause (c) thereof with “; or”, to amend and restate clause (a)(i) and to add a new clause (d) thereto which shall read in their entirety as follows:

(a)(i) prior to the completion of a Qualified Public Offering and (A) prior to the Restructure A Effective Date, (1) Edgen Murray II GP, LLC shall cease to be the sole general partner of Holdings, (2) JCP Parties shall cease to own, directly or indirectly, Equity Interests in Edgen

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Murray II GP, LLC representing not less than 50.01% of the total voting power of all classes of Equity Interests of Edgen Murray II GP, LLC, (3) the JCP Parties shall cease to own, directly or indirectly, not less than 20% of the limited partnership interests in Holdings, (4) Permitted Investors shall cease to own, directly or indirectly, not less than 50.1% of the limited partnership interests in Holdings, and (B) following the Restructure A Effective Date or if Holdings is, in any other transaction, converted into a corporation or a limited liability company, the Permitted Investors shall cease to own, directly or indirectly, not less than 50.1% of the outstanding voting Equity Interests of Holdings and the JCP Parties shall cease to own, directly or indirectly, not less than 20% of the outstanding voting Equity Interests of Holdings; and

(d) from and after the issuance of any Senior Notes and thereafter so long as any Senior Notes remain outstanding, the occurrence of any “Change of Control” as such term is defined in the Senior Notes Indenture.

(c) Eligible Accounts. Clause (b) of the definition of Eligible Accounts shall be amended and restated in its entirety as follows:

(b) which is subject to any Lien other than (i) a Lien in favor of the Applicable Agent (as applicable), (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of such Agent, (iii) a Lien securing the Term Loans which does not have priority over the Lien in favor of such Agent and which is subject to the Intercreditor Agreement and (iv) a Lien securing the Senior Notes which does not have priority over the Lien in favor of such Agent and which is subject to the Senior Notes Intercreditor Agreement;

(d) Eligible Inventory. Clause (b) of the definition of Eligible Accounts shall be amended and restated in its entirety as follows:

(b) which is subject to any Lien other than (i) a Lien in favor of the Applicable Agent (as applicable), (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of such Agent, (iii) a Lien securing the Term Loans which does not have priority over the Lien in favor of such Agent and which is subject to the Intercreditor Agreement, and (iv) a Lien securing the Senior Notes which does not have priority over the Lien in favor of such Agent and which is subject to the Senior Notes Intercreditor Agreement;

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(e) Foreign Subsidiaries. The definition of “Foreign Subsidiaries” shall be amended and restated in its entirety as follows:

“Foreign Subsidiary” means any subsidiary of Holdings that is not organized under the laws of the United States of America, including any UK Subsidiary, Canadian Subsidiary, Singapore Subsidiary or UAE Subsidiary; provided that (a) no Interco shall be treated as a Foreign Subsidiary even if organized under the laws of a jurisdiction outside of the United States of America, and (b) each Brazil Holdco shall be treated as a Foreign Subsidiary even though organized under the laws of the State of Delaware.

(f) Holdings. The definition of Holdings shall be amended and restated in its entirety as follows:

“Holdings” as used in this Agreement and the other Loan Documents means Edgen Murray II, L.P., a Delaware limited partnership; provided, that following the Restructure A Effective Date, Holdings means New Holdco except (a) with respect to obligations satisfied or representations and warranties made on or as of the Effective Date and (b) where used in the definition of “Permitted Investors” and in the definitions of agreements, including all Loan Documents, executed on, as of, or prior to the Effective Date.

(g) JCP Parties. The definition of JCP Parties shall be amended and restated in its entirety as follows:

“JCP Parties” means, collectively, (a) the JCP Funds and (b) the general partner or managing member of any JCP Fund (a “JCP Partner”) and any Person that is an Affiliate of any of the JCP Funds or any JCP Partner (including JCP, the manager of the JCP Funds), but excluding any portfolio companies of any Person listed in clause (a) or (b).

(h) Loan Documents. The definition of “Loan Documents” shall be amended to insert “, from and after the issuance of the Senior Notes, the Senior Notes Intercreditor Agreement” immediately after “Intercreditor Agreement” in such definition.

(i) Loan Parties. The definition of Loan Parties shall be amended and restated in its entirety as follows:

“Loan Parties” means Holdings, Holdings’ Subsidiaries and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns; provided however that no Brazilian Subsidiary shall be deemed a Loan Party until such Brazilian Subsidiary has complied with the provisions of Section 5.14 without giving effect to clause (d) thereof

(j) Permitted Encumbrances. The definition of “Permitted Encumbrances” shall be amended to insert “or collateral agent for the Senior Notes” immediately after “Term Loans” in clause (f) of such definition.

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(k) UK Loan Parties. The definition of “UK Loan Parties” shall be amended and restated in its entirety to read in full as follows:

“UK Loan Parties” means (a) EMCayman, (b) Pipe, (c) the UK Borrower, (d) following Restructure B, UK Holdco, (e) each Brazil Holdco, and (f) each of such Person’s UK Subsidiaries and any other Person which is formed or organized under the laws of the United Kingdom or under the laws of any province or territory in the United Kingdom or which is a Brazilian Subsidiary and who becomes a party to this Agreement pursuant to a Loan Party Joinder Agreement and entered into Security Agreements and otherwise complied with the provisions of Section 5.14 (in the case of the Brazilian Subsidiaries, without giving effect to clause (d) of Section 5.14).

(l) US Loan Parties. The definition of “US Loan Parties” shall be amended and restated in its entirety as follows:

“US Loan Parties” means (a) the US Borrower and (b) each of the US Borrower’s domestic subsidiaries and any other Person which is formed or organized under the laws of the United States or under the laws of the state or territory of the United States and who becomes a party to this Agreement pursuant to a Loan Party Joinder Agreement, and their successors and assigns; provided that (a) the Brazilian Holdcos shall not be treated as US Loan Parties even though organized under the laws of the State of Delaware, and (b) New Holdco and each Interco shall be treated as a US Loan Party whether or not organized under the laws of a state of the United States of America.

2.2 New Definitions. Section 1.01 of the Credit Agreement shall be amended to include the following defined terms in appropriate alphabetical order:

“Brazilian Loan Parties” means each Brazilian Subsidiary and any other Person which is formed or organized under the laws of Brazil and who becomes a party to this Agreement pursuant to a Loan Party Joinder Agreement, and their successors and assigns.

“Brazil Holdcos” means EMBZ I, LLC, and EMBZ II, LLC, each of which is a Delaware limited liability company.

“Brazilian Subsidiary” means any Subsidiary of any Borrower that is formed or organized under the laws of Brazil and including EM Brazil.

“EM Brazil” means Edgen Murray do Brazil Ltda, a Brazilian Sociedade por Quotas de Responsibilidade Limitada.

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement dated as of December 18, 2009, by and among the Borrowers, the other Loan Parties, the Administrative Agents and the Lenders.

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“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of September 17, 2008, by and among the Borrowers, the other Loan Parties, the Administrative Agent and the Lenders.

“Interco” means each direct or indirect wholly-owned subsidiary of Holdings specifically formed in connection with the steps outlined in the definition of Restructuring set forth in the Fourth Amendment that is also a direct or indirect parent of either or both of (a) US Borrower and/or (b) EMCayman, or after giving effect to Restructure B, UK Holdco.

“New Holdco” has the meaning assigned to such term in the Fourth Amendment.

“Restructure A” means the transactions set forth in and collectively referred to as the “Restructuring” in the Fourth Amendment; provided, that (a) references to EMCayman in such definition shall mean EMCayman, or after giving effect to Restructure B, UK Holdco; and (b) the Administrative Agent shall have been provided with updated Schedules 3.15A and 3.15B to this Agreement reflecting each of the following after giving effect to Restructure A: (i) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ Subsidiaries, (ii) a true and complete listing of each class of Holdings’ authorized Equity Interests, and (iii) the type of entity of Holdings and each of its Subsidiaries; upon completion of Restructure A, and (iv) a complete organizational chart after giving effect to Restructure A. Schedules 3.15A and 3.15B to this Agreement shall be superseded and replaced in their entirety with such updated Schedules 3.15A and 3.15B provided in connection with Restructure A.

“Restructure A Effective Date” means the date on which the conditions precedent set forth in Section 5 of the Fourth Amendment and in the definition of Restructure A have been satisfied with respect to Restructure A as confirmed in writing by the Administrative Agent to the Borrower Representative, provided, that, for purposes of Section 5.4 of the Fourth Amendment, references to Term Loan Documents shall refer to Senior Notes Documents upon issuance of the Senior Notes and prepayment in full of the Term Loans, and for purposes of Section 5.5 of the Fourth Amendment, references to the Intercreditor Agreement shall refer to the Senior Notes Intercreditor Agreement upon issuance of the Senior Notes and prepayment in full of the Term Loans.

“Restructure B” means a reorganization of the corporate structure of certain of the Affiliates of the Borrowers pursuant to which (in a series of substantially contemporaneous transactions): (a) a newly formed wholly-owned Subsidiary of Holdings organized under the laws of the United Kingdom (“UK Holdco”) becomes the direct parent of all of the Equity Interests of EMCayman, and (b) following the transactions described above in clause (a), EMCayman may sell the stock of Pipes to UK Holdco for a note receivable and then EMCayman may merge or consolidate with UK Holdco (which merger or consolidation would

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result in cancellation of such note receivable); provided, that, the consummation of Restructure B and each of the steps thereto shall comply with the terms and provisions of this Agreement and the other Loan Documents, and all conditions and deliveries required to be delivered to the Agent and Lenders, as applicable, under and pursuant to the Loan Documents, including Section 5.14 of this Agreement, in connection with the consummation of Restructure B and each of the steps thereto shall have been satisfied.

“Senior Notes” means senior secured notes proposed to be issued by US Borrower in an aggregate principal amount of up to US $500,000,000 having the terms and conditions set forth in the Preliminary Offering Memorandum pertaining to the senior secured notes dated December 8, 2009 copies of which have been provided to the Agents and Lenders and otherwise issued in accordance with and satisfying the Senior Notes Issuance Conditions; provided that the term “Senior Notes” shall also include the new exchange notes having terms substantially identical in all material respects to the senior secured notes (except that the new exchange notes will not contain terms with respect to special interest or transfer restrictions) and for which the Senior Notes may be exchanged for on the terms as set forth in the Offering Memorandum.

“Senior Notes Collateral Agent” means The Bank of New York Mellon, N.A. as collateral agent for the holders of the Senior Notes.

“Senior Notes Documents” means the Senior Notes Indenture and each other material document, instrument or agreement to which Holdings or any of its Subsidiaries is or may hereafter become a party pertaining to the Senior Notes.

“Senior Notes Indenture” means the Indenture to be entered into between the US Borrower as Issuer and The Bank of New York Mellon, N.A. as Trustee setting forth certain terms and conditions of the Senior Notes.

“Senior Notes Intercreditor Agreement” means the Intercreditor Agreement to be entered into among the US Administrative Agent, the US Collateral Agent, the Senior Notes Collateral Agent, Holdings and the US Borrower in the form of Exhibit A to the Fifth Amendment.

“Senior Notes Issuance Conditions” means the following conditions which shall be satisfied in connection with the issuance of the Senior Notes:

(a) the Senior Notes shall be issued at an interest rate not exceeding 12.5% per annum;

(b) the maturity date of the Senior Notes shall be no less than five (5) years from the date the Senior Notes are issued;

(c) the aggregate principal amount of the Senior Notes shall not exceed US $500,000,000;

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(d) immediately upon issuance of the Senior Notes, the Term Loans shall be pre-paid in full in cash and all Liens securing obligations owing under the Term Loan Documents upon any of the Property of the Loan Parties shall be released and discharged;

(e) immediately after giving effect to the issuance of the Senior Notes, the pre-payment in full of the Term Loans, and the funding of all Borrowings and issuance of all Letters of Credit to be funded or issued on the date of such pre-payment (i) the US Availability shall not be less than US $40,000,000, and (ii) the sum of the Aggregate Availability plus the aggregate amount of the Canadian Borrower’s, the UK Borrower’s and the US Borrower’s unrestricted cash (in each case determined in US Dollars) shall not be less than US $75,000,000; provided, that all calculations under both clauses (i) and (ii) hereof shall be determined on a pro forma basis assuming that (A) all accounts payable of the Loan Parties and their subsidiaries have been paid in the ordinary course of business consistent with past practice (and Borrowings of US Revolving Loans have been made to effect such assumption), (B) US Availability and Aggregate Availability shall be based on the most recent Borrowing Base Certificates delivered to the Administrative Agent hereunder (provided, that if such pre-payment is made between the 16th and last day of a calendar month, the Borrowers shall be required to provide a US Borrowing Base Certificate as of the last day of the immediately preceding calendar month prior to making such pre-payment and US Availability and Aggregate Availability shall be calculated on the basis of such US Borrowing Base Certificate), and (C) the Net Orderly Liquidation Value percentage for purposes of each calculation is fifty three percent (53%);

(f) the Senior Notes are issued on or before January 31, 2010;

(g) the Senior Notes Collateral Agent, Holdings and the US Borrower shall have entered into the Senior Notes Intercreditor Agreement;

(h) Administrative Agent shall have been provided with copies of all Senior Note Documents, all of which shall certified by the Borrower Representative as true, correct and complete and all of which shall be approved by each Administrative Agent acting reasonably;

(i) the Administrative Agent shall have received executed legal opinions from Dechert LLP with respect to the Senior Notes Intercreditor Agreement, the other Senior Notes Documents and the issuance of the Senior Notes as the Administrative Agent shall reasonably request, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent;

(j) no Default or Event of Default shall exist immediately prior to the issuance of the Senior Notes and the pre-payment of the Term Loans or after giving effect thereto;

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(k) each representation and warranty set forth in Article III hereof and each representation and warranty contained in each other Loan Document shall be true and correct in all material respects immediately prior to, and immediately after giving effect to, such issuance of the Senior Notes and pre-payment of the Term Loans except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date;

(l) the Loan Parties shall have paid or reimbursed the Administrative Agent for all costs, fees and expenses incurred by Administrative Agent in connection with the issuance of the Senior Notes and pre-payment of the Term Loans, including, without limitation, the reasonable fees, disbursements and other charges of Vinson & Elkins LLP, counsel to the Administrative Agent, as well as any necessary local counsel; and

(m) the Administrative Agent shall have received an Officer’s Certificate duly executed by an officer of the Borrower Representative dated the date of issuance of the Senior Notes certifying as to, and providing detail of, the calculation of the US Availability and Aggregate Availability required by clause (e) of the definition of Senior Notes Issuance Conditions.

“UK Holdco” has the meaning assigned to such term in the definition of Restructure B.

“UK Subsidiary” means any Subsidiary of any Borrower that is formed or organized under the laws of the United Kingdom.

2.3 Amendment to Section 2.07 of the Credit Agreement. Paragraph (b) of Section 2.07 of the Credit Agreement shall be amended to insert the word “Lender” after the word “applicable” in the second sentence of such paragraph.

2.4 Amendment to Section 3.15 of the Credit Agreement. Section 3.15 of the Credit Agreement shall be amended and restated in its entirety as follows:

Section 3.15. Capitalization and Subsidiaries. Schedule 3.15A sets forth as of the date of the Fifth Amendment (or, when Restructure A occurs, as of the Restructure A Effective Date) (a) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ Subsidiaries, (b) a true and complete listing of each class of Holdings’ authorized Equity Interests, of which all of such Equity Interests are validly issued, outstanding and owned beneficially and of record by the Persons identified on Schedule 3.15A, and (c) the type of entity of Holdings and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable. Schedule 3.15B sets forth as [of the of the] Fifth Amendment (or, when Restructure A occurs, as of the Restructure A Effective Date) a complete organizational chart.

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2.5 Amendment to Section 5.01 of the Credit Agreement. Section 5.01 of the Credit Agreement shall be amended to replace the reference to the “Dubai Borrower” in clause (n) thereof with a reference to the “UAE Borrower”, to delete the reference to “and” at the end of clause (n) thereof, to replace the period at the end of clause (o) thereof with “;”, and to add a new clauses (p) and (q) thereto which will read as follows:

(p) within 30 days after the end of each fiscal month of each Brazilian Subsidiary a balance sheet for such Brazilian Subsidiary prepared as of the last day of such prior month together with a certificate of a Financial Officer of the Borrower Representative certifying that each such balance sheet fairly presents in all material respects the financial condition of such Brazilian Subsidiary in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and

(q) on or before January 31, 2010 (or prior to such later date as the Administrative Agent may determine and agree to in writing in its sole discretion), the Borrowers shall deliver to Administrative Agent a perfection certificate duly executed by the Loan Parties in form substantially the same as the perfection certificate delivered by the Loan Parties prior to the date of this Agreement, but reflecting current information as of the date of such updated perfection certificate.

2.6 Amendment to Section 5.14 of the Credit Agreement. The proviso in the first sentence of Section 5.14 of the Credit Agreement shall be amended and restated and new clauses (d) and (e) shall be added to Section 5.14 of the Credit Agreement, all of which will read in full as follows:

provided, that in no event shall any Foreign Subsidiary of Holdings (other than any Foreign Subsidiary which elects to guarantee the US Secured Obligations and provide security therefor by executing and delivering the appropriate Loan Documents, which election shall be irrevocable once made) guarantee any Obligations of an entity organized in the United States or provide security therefore

(d) Notwithstanding the requirements of clauses (a), (b) or (c) of this Section 5.14, no Brazilian Subsidiary shall be required to execute or deliver a Security Agreement or otherwise grant Liens in favor of the UK Collateral Agent in any of its Property, or be required to take any actions in furtherance of same, until such time as the average (computed for any two consecutive months) of the aggregate amount of the Brazilian Subsidiaries’ cash, Accounts and Inventory reflected in the balance sheets delivered pursuant to Section 5.01(p) is in excess of $7,500,000, it being understood that once the foregoing condition is satisfied, the Borrowers shall satisfy and cause the Brazilian Subsidiaries to satisfy the requirements of this Section 5.14 with respect to the grant of Liens in respect of the Property of the Brazilian Subsidiaries and the delivery of all documents, instruments and agreements required by this Section 5.14 in connection therewith.

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(e) Notwithstanding the requirements of clauses (a), (b) or (c) of this Section 5.14, the Brazil Holdcos and EM Brazil shall not be required to satisfy the requirements of this Section 5.14 until January 31, 2010 (or prior to such later date as the Administrative Agent may determine and agree to in writing in its sole discretion). On or before January 31, 2010 (or prior to such later date as the Administrative Agent may determine and agree to in writing in its sole discretion), (i) the Applicable Agents shall have received (A) from each Brazil Holdco and EM Brazil Loan Party Joinder Agreements duly executed and delivered by each Brazil Holdco and EM Brazil, and (B) from each Brazil Holdco, UK Security Agreements and such other Collateral Documents duly executed and delivered by each Brazil Holdco as each Applicable Agent shall reasonably request creating first and prior, perfected liens on all Property of each Brazil Holdco and of the type subject to the Security Agreements executed by the other Loan Parties; (ii) the Administrative Agent shall have received such other duly completed, executed and delivered documents, instruments, certificates and agreements of the type described in Section 4.01(c) or this Section 5.14 as the Administrative Agent shall reasonably request with respect to the documents referenced in clause (i) hereof; and (iii) the Administrative Agent shall have received executed legal opinions from Dechert LLP and such other counsels to the Loan Parties as the Administrative Agent shall reasonably request with respect to the documents referenced in clause (i) hereof, such legal opinions to be in form and substance reasonably satisfactory to the Administrative Agent.

2.7 Amendment to Section 6.01 of the Credit Agreement. Clause (f) of Section 6.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

(f) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), (e), (i), (j) and (k) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased (except as to the interest rate, as expressly permitted by Section 6.11), (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor thereunder than the original terms of such Indebtedness and (vi) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness; provided further that (A) the conditions of clauses (i) and (v) of this Section 6.01(f) will not apply to the refinancing of the Term Loans pursuant to the issuance of the Senior Notes provided that each of the Senior Notes Issuance Conditions are satisfied in connection with, and at the time of, the issuance of the Senior Notes and (B) with

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respect to clauses (ii) and (iii) of this Section 6.01(f), any refinancing of the Senior Notes may extend to the assets of any Loan Party and include any Loan Party as an obligor to the extent contemplated by the Term Loans (which are being refinanced through the issuance of the Senior Notes); provided, that, in connection with the extension of any such additional Liens, any security or collateral agent, trustee or other holder of such Liens securing Indebtedness representing a refinancing of the Senior Notes shall enter into an intercreditor agreement which shall be on terms no less favorable to Agents, Lenders and other holders of the Secured Obligations than those set forth in the Senior Notes Intercreditor Agreement and such intercreditor agreement shall (1) otherwise be on terms and conditions acceptable to the Administrative Agent in its sole discretion and (2) expressly provide that any Liens extended on Collateral shall not have priority over, and shall be subordinate to, the Liens in favor of the applicable Agent securing the applicable Secured Obligations;

2.8 Amendment to Section 6.02 of the Credit Agreement. Clause (j) of Section 6.02 of the Credit Agreement shall be amended and restated in its entirety as follows:

(j) Liens securing the Term Loans and any refinancing thereof permitted by Section 6.01(f) including the Senior Notes and any permitted refinancing thereof; provided that such Liens, to the extent they relate to the Collateral, do not have priority over the Lien in favor of the applicable Agent and are subject to the Intercreditor Agreement, the Senior Notes Intercreditor Agreement or such other intercreditor agreement entered into from time to time in accordance with Section 6.01(f);

2.9 Amendment to Section 6.03 of the Credit Agreement. Clause (c) of Section 6.03 of the Credit Agreement shall be amended and restated and new clause (d) shall be added to Section 6.03 of the Credit Agreement, all of which will read in full as follows:

(c) Prior to the completion of a Qualified Public Offering, neither Holdings nor any Interco will (i) engage in any business or activity other than the direct or indirect ownership of the outstanding Equity Interests of the US Borrower, EMCayman, UK Holdco and any other Subsidiary (including any Subsidiary created or acquired in connection with a Permitted Acquisition) and activities incidental thereto or (ii) own or acquire any assets (other than Equity Interests provided in the preceding clause (i) and the cash proceeds of any Restricted Payments permitted by Section 6.08) or incur any liabilities (other than liabilities under the Loan Documents, the Term Loan Documents, the Senior Notes Documents, liabilities reasonably incurred in connection with its maintenance of its existence and liabilities otherwise permitted hereby). After the completion of a Qualified Public Offering, Holdings and each Interco will not conduct, transact or otherwise engage in the commercial activities of an operating business; it being understood for the avoidance of doubt that Holdings may conduct, transact or otherwise engage in corporate, administrative and housekeeping activities of a public holding company including the direct or indirect ownership of Equity Interests of the Borrowers, EMCayman, UK Holdco

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or any other Subsidiary (including any Subsidiary created or acquired in connection with a permitted Investment) and any other matter incidental to its ownership of such Equity Interests, retaining employees and consultants, holding annual and special meetings, making public filings, issuing financial statements, administering employee benefit and other equity programs, becoming liable with respect to Indebtedness (including the repayment thereof) and equity (including the issuance and repurchase thereof), opening bank accounts, obtaining insurance, paying taxes and expenses and engaging counsel, auditors, financial advisors and other agents, in each case to the extent not prohibited by the other provisions of this Agreement and the other Loan Documents. Nothing in this clause (c) shall be construed to restrict Holdings or any Interco from receiving capital contributions from Persons who are not Loan Parties, or from applying the proceeds thereof to Investments in the Borrowers, EMCayman, the UK Holdco or any of their Subsidiaries.

(d) Reference is hereby made to Sections 3 and 7.14 of the Fourth Amendment, which provisions are incorporated herein by reference.

2.10 Amendment to Section 6.04 of the Credit Agreement. The introductory language of Section 6.04 of the Credit Agreement shall be amended to insert “in Holdings” after “September 17, 2008” in such Section, and clause (e)(iv) of Section 6.04 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(iv) Holdings, the US Loan Parties and, at its option, each other Loan Party which is a Foreign Subsidiary and elects to provide such Guarantee, which election shall be irrevocable once made, shall be permitted to Guaranty the Term Loans and any refinancing thereof permitted by Section 6.01(f), including the Senior Notes and any permitted refinancing thereof and the Loan Parties that are Foreign Subsidiaries shall be permitted to Guaranty obligations of a Person which is not organized under the laws of the United States in respect of the Term Loans and any refinancing thereof permitted by Section 6.01(f), including the Senior Notes and any permitted refinancing thereof;

2.11 Amendment to Section 6.08(a) of the Credit Agreement. Clause (a) of Section 6.08 of the Credit Agreement shall be amended and restated in its entirety as follows:

(a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Holdings may declare and pay distributions with respect to its common Equity Interests payable solely in additional common Equity Interests, and, with respect to its preferred Equity Interests, payable solely in additional preferred or common Equity Interests; (ii) the US Borrower may pay dividends to Holdings (which dividends may be paid to Holdings through a series of dividends in a like amount first paid to any Loan Party (other than a UK Loan Party, Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower), and the UK Borrower may pay dividends to Holdings (which

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dividends may be paid to Holdings through a series of dividends in a like amount first paid to any Loan Party (other than a Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the UK Borrower) to the extent necessary to permit Holdings to (A) purchase Holdings’ Equity Interests from present or former directors, officers or employees of any Loan Party or its Subsidiaries upon the death, disability or termination of employment of such director, officer or employee, provided, that the aggregate amount of payments under this clause (A) subsequent to the Closing Date (net of any proceeds received by Holdings and contributed to the US Borrower (indirectly, through one or more Intercos) and the UK Borrower (indirectly, through one or more Intercos or any Loan Party (other than a Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the UK Borrower), as applicable, subsequent to the Closing Date in connection with resales of Equity Interests so purchased) shall not exceed $2,000,000, (B) pay management fees to the JCP Parties expressly permitted by Section 6.09; and (C) pay corporate overhead expenses and other expenses, incurred in the ordinary course of the operation of Holdings’ and/or any Interco’s business (which operation shall be in compliance with Section 6.03); (iii) so long as no Default has occurred which is continuing, Holdings may declare and pay distributions in accordance with its organizational documents from dividends paid directly or indirectly by the US Borrower, UK Borrower, UAE Borrower, Singapore Borrower and any other direct or indirect parent of the US Borrower and the UK Borrower or any other Subsidiary of Holdings (other than the US Borrower, UK Borrower, UAE Borrower, Singapore Borrower or any of their Subsidiaries) in compliance with clauses (iv) and (v) of this Section 6.08(a), so long as (A) no Default has occurred or is continuing or would result after giving effect to such distribution, (B) immediately after giving effect to such distribution Aggregate Availability is not less than $40,000,000 and (C) the Fixed Charge Coverage Ratio (after giving effect to such distribution) would not be less than 1.10 to 1 for the most recently completed Fixed Charge Coverage Calculation Period assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period such distribution occurred on the first day of such period; (iv) the US Borrower may pay dividends to Holdings or any Loan Party (other than a UK Loan Party, Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower (which dividends may be paid to such Person through a series of dividends in a like amount first paid to any Loan Party (other than a UK Loan Party, Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower) so long as, (A) no Default has occurred which is continuing, and (B) immediately after giving effect to such payment, US Availability is not less than $15,000,000, (v) the UK Borrower may pay dividends to Holdings or any Loan Party (other than a Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the UK Borrower (which dividends may be paid to such Person through a series of dividends in a like amount first paid to any Loan Party (other than a Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower) so long as (A) no Default

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has occurred which is continuing, and (B) immediately after giving effect to such payment, UK Availability is not less than $15,000,000; (vi) Subsidiaries of the US Borrower, UK Borrower, UAE Borrower and Singapore Borrower may pay dividends to the holders of their Equity Interests in accordance with the respective terms of such Equity Interests; (vii) any Loan Party which is a direct or indirect parent of the US Borrower or the UK Borrower or any other Subsidiary of Holdings (other than the US Borrower, UK Borrower, UAE Borrower, Singapore Borrower or any of their Subsidiaries) may pay dividends to the holders of their Equity Interests in accordance with the respective terms of such Equity Interests; and (viii) upon the completion of the transfer contemplated by clause (iii) of the definition of Restructuring (as defined in the Fourth Amendment), the UAE Borrower and the Singapore Borrower may pay dividends to any direct or indirect parent of the UAE Borrower and Singapore Borrower (which dividends may be paid through a series of dividends in a like amount first paid to any other direct or indirect parent of the UAE Borrower and the Singapore Borrower) to permit such direct or indirect parent of the UAE Borrower or the Singapore Borrower to fund the payment of its pro rata share of EMCayman’s or UK Holdco’s share of scheduled interest and principal payments and applicable mandatory prepayments then due and owing under the Term Loans; provided, that (1) the aggregate amount of all such payments and prepayments made by the Singapore Borrower shall not exceed $5,000,000 during any consecutive twelve month period and (2) the aggregate amount of all such payments and prepayments made by the UAE Borrower shall not exceed $5,000,000 during any consecutive twelve month period.

2.12 Amendment to Section 6.08(b)(ii) of the Credit Agreement. Clause (b)(ii) of Section 6.08 of the Credit Agreement shall be amended and restated in its entirety as follows:

(ii) payment of regularly scheduled interest and principal payments and mandatory prepayments as and when due in respect of any Indebtedness permitted by Section 6.01, other than (A) payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof, and (B) payments and prepayments owing on any Indebtedness created pursuant to Restructure A owing by a Loan Party (other than payments and prepayments owing by an Interco to any other Loan Party); provided, that, with respect to such clause (B), such payments and prepayments owing by a US Loan Party to any other Loan Party may be paid so long as, (1) no Default has occurred which is continuing, and (2) immediately after giving effect to such payment, US Availability is not less than $15,000,000; provided, further, that, with respect to such clause (B), such payments and prepayments owing by a UK Loan Party to any other Loan Party may be paid so long as, (1) no Default has occurred which is continuing, and (2) immediately after giving effect to such payment, UK Availability is not less than $15,000,000;

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2.13 Amendment to Section 6.10 of the Credit Agreement. Clause (i) of the proviso in clause (b) of Section 6.10 of the Credit Agreement shall be amended to insert “, the Senior Notes Documents” immediately after “any Loan Document”.

2.14 Amendment to Section 6.11 of the Credit Agreement. Section 6.11 of the Credit Agreement shall be amended and restated in its entirety as follows:

Section 6.11. Amendments of Material Agreements. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such amendment, modification or waiver would be adverse to the Lenders, (c) the Term Loan Documents, or (d) the Senior Notes Documents. Notwithstanding the foregoing, amendments and modifications of the Term Loan Documents, the Senior Notes Documents and agreements related to such Subordinated Indebtedness shall be permitted to the extent that such amendment or modification does not (i) in the case of the Term Loans or Senior Notes provide for an increase in the principal amount of such Indebtedness (in the case of the Senior Notes in excess of US $500,000,000), (ii) increase the interest rate or yield provisions provided, that, in the case of the Term Loans or the Senior Notes, increases will be permitted in an amount up to 2.00% per annum (excluding increases resulting from the accrual of interest at a default rate), (iii) shorten the scheduled maturity or accelerate the dates upon which any amortization or other mandatory prepayments or interest payments are due, (iv) add any events of default, (v) revise any prepayment, subordination or collateral provisions in a manner materially adverse to the Agents or Lenders, or (vi) collectively with all other amendments, increase materially the obligations of the obligors thereunder or confer additional rights on the holders of such Indebtedness which are materially adverse to the rights of the Agents and Lenders.

2.15 Amendment to Clauses (d) and (t) of Article VII of the Credit Agreement. Clause (d) and (t) of Article VII of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) and Section 5.03 (with respect to a Loan Party’s existence) or Section 5.08, Section 5.14(e), Section 5.15 or in Article VI.

(t) the Intercreditor Agreement shall cease, for any reason (other than payment in full of the Term Loans) to be in full force and effect, or any Loan Party shall so assert, and from and after the issuance of the Senior Notes, the Senior Notes Intercreditor Agreement shall cease, for any reason (other than payment in full of the Senior Notes) to be in full force and effect, or any Loan Party shall so assert;

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2.16 Amendment to Section 9.18 of the Credit Agreement. Section 9.18 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Section 9.18 Financial Assistance Limitations. Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, other than Holdings or any Foreign Subsidiary which elects to guarantee the US Secured Obligations and provide security therefor, which election shall be irrevocable once made, no Foreign Subsidiary that becomes a Loan Party will have any liability hereunder or thereunder for, nor shall any of the assets of any Foreign Subsidiary that becomes a Loan Party (including proceeds of any Collateral owned by any such Foreign Subsidiary) be applied against or issued to satisfy or offset, any indebtedness, obligations or liabilities (actual or contingent) of any US Loan Party, including any US Secured Obligations.

2.17 Amendment to Section 10.01 of the Credit Agreement. Clause (a) of Section 10.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(a) Holdings, each Interco, the US Borrower, and each other US Loan Party now or hereafter a party hereto, each in its capacity as a Loan Guarantor, hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “US Guaranteed Obligations”).

SECTION 3. Conditions Precedent to Amendment. This Amendment shall be effective as of the Amendment Effective Date when the following conditions precedent have been satisfied:

3.1 Opinions of Counsel. The Administrative Agent shall have received executed legal opinions from Dechert LLP and such other counsels to the Loan Parties as the Administrative Agent shall reasonably request with respect to this Amendment, such legal opinion to be in form and substance reasonably satisfactory to the Administrative Agent

3.2 Amendment. The Administrative Agent shall have received counterparts of this Amendment executed on behalf of each Loan Party, each Agent and Required Lenders.

3.3 Lender Fees. The US Borrower shall have paid to each US Lender which executes and delivers this Amendment on or before 5:00 p.m. New York time, December 18, 2009 a non-refundable amendment fee equal to 0.125% of the amount of such US Lender’s US Revolving Commitment.

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3.4 Fees and Expenses. The Loan Parties shall have paid or reimbursed the Administrative Agent for all costs, fees and expenses incurred by Administrative Agent in connection with this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Vinson & Elkins LLP, counsel to the Administrative Agent, as well as any necessary local counsel; and

3.5 No Default. No Default or Event of Default shall have occurred which is continuing.

SECTION 4. Representations and Warranties. In order to induce the Agents and each Required Lender to enter into this Amendment, the Loan Parties hereby jointly and severally represent and warrant to the Agents and each Lender that:

4.1 Authorization, Enforceability. The execution, delivery and performance of this Amendment are within each Loan Party’s organizational powers and has been duly authorized by all necessary organizational actions and, if required, actions by equity holders. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.2 Governmental Approvals; No Conflicts. This Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect (except for any such consent, approval, registration or filing, or any other action, referred to in this clause (i) the absence of which could not reasonably be expected to have a Material Adverse Effect) or (ii) filings necessary to perfect Liens created pursuant to the Loan Documents (after giving effect to this Amendment), (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents (in the case of clauses (b) (other than as it relates to the Certificate of Incorporation and Bylaws or other organizational documents of a Loan Party) or (c), which would not reasonably be expected to have a Material Adverse Effect).

4.3 Bring Down. The representations and warranties set forth in the Credit Agreement and each other Loan Document are, after giving effect to this Amendment, true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

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4.4 Absence of Defaults. Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5. Miscellaneous.

5.1 Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended hereby, remain in full force and effect. The applicable Loan Parties hereby extend the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agree that the amendments herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.

5.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3 Counterparts. This Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until this Amendment has been executed by each Loan Party and each Lender at which time this Amendment shall be binding on, enforceable against and inure to the benefit of the Loan Parties and all Lenders. Facsimiles shall be effective as originals.

5.4 COMPLETE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF.

5.5 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.6 No Implied Waivers. No failure or delay on the part of the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.7 Review and Construction of Documents. Each Loan Party hereby acknowledges, and represents and warrants to the Agents and the Lenders, that (a) such Loan Party has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Amendment with its legal counsel, (b) such Loan Party has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained herein, (c) such Loan Party has executed this Amendment of its own free will and volition, and (d) this Amendment shall be construed as if jointly drafted by the Loan Parties and the Lenders. The recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment.

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5.8 Arms-Length/Good Faith. This Amendment has been negotiated at arms-length and in good faith by the parties hereto.

5.9 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.

5.10 Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.11 Confirmation of Loan Guaranty, Assignments; Further Assurances. By signing below where indicated each Loan Party, in its capacity as Loan Guarantor, hereby acknowledges and approves the Credit Agreement, as amended by this Amendment, and the Loan Documents (including, without limitation, any and all documents delivered in connection with this Amendment) and the terms thereof, and specifically agrees to comply with all provisions which refer to or affect such Loan Guarantor, the Loan Guaranty and any matter in connection therewith. Without limiting the generality of the foregoing, each Loan Guarantor specifically consents to all of the transactions contemplated in this Amendment and further agrees and confirms that the Loan Guaranty executed and provided to the Agents and Lenders, as applicable, by such Loan Guarantor, continues in full force and effect in favor of the Agents and Lenders, as applicable. The payment of the Guaranteed Obligations (or applicable portion thereof) shall continue to be unconditionally guaranteed by, and Loan Guarantor hereby confirms and ratifies, the Loan Guaranty, and hereby unconditionally guarantees the prompt and full payment of the Guaranteed Obligations (or applicable portion thereof) to the Agents and Lenders, as applicable, in accordance with the terms of the Loan Guaranty. Each Loan Party shall make, execute or endorse, and acknowledge and deliver or file or cause same to be done, all such documents, notices or other assurances, and take all such other action, as any Agent may, from time to time, deem reasonably necessary or proper in connection with this Amendment and the Credit Agreement, as amended hereby.

5.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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5.13 Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

THE BORROWERS	EDGEN MURRAY CORPORATION

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President, Chief Financial Officer
and Secretary

EDGEN MURRAY CANADA INC.

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Secretary and Treasurer

EDGEN MURRAY EUROPE LIMITED

	By:	/s/ David Kemp
	Name:	David Kemp
	Title:	Director

EDGEN MURRAY PTE. LTD.

	By:	/s/ David Kemp
	Name:	David Kemp
	Title:	Director

OTHER LOAN PARTIES	EDGEN MURRAY II, L.P.

	By:	Edgen Murray II GP, LLC, its general partner

		By:	Jefferies Capital Partners IV L.P., its
managing member

			By:	Jefferies Capital Partners IV, LLC,
its manager

			By:	/s/ David L. Laxton, III
			Name:	David L. Laxton, III
			Title:	Executive Vice President and Treasurer

EDGEN MURRAY CAYMAN CORPORATION

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President and Treasurer

PIPE ACQUISITION LIMITED

	By:	/s/ David Kemp
	Name:	David Kemp
	Title:	Director

[Signature Page to Fifth Amendment to Credit Agreement]

AGENTS/LENDERS:	JPMORGAN CHASE BANK, N.A., individually, as US Administrative Agent, US Collateral Agent, a US Revolving Lender, Issuing Bank and Swingline Lender

	By:	/s/ Timothy J. Whitefoot
	Name:	Timothy J. Whitefoot
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, individually, as Canadian Administrative Agent, Canadian Collateral Agent and a Canadian Revolving Lender

	By:	/s/ Dan Howat
	Name:	Dan Howat
	Title:	Senior Vice President

J.P. MORGAN EUROPE LIMITED, individually, as UK Administrative Agent and UK Collateral Agent

	By:	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, individually, as a UK Revolving Lender

	By:	/s/ Tim Jacob
	Name:	Tim Jacob
	Title:	Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

BANK OF SCOTLAND PLC, as a US Revolving Lender and as a UK Revolving Lender

By:	/s/ Ian Mitchelmore
Name:	Ian Mitchelmore
Title:	Director of Corporate

HBOS CANADA, as a Canadian Revolving Lender

By:	/s/ Ian Mitchelmore
Name:	Ian Mitchelmore
Title:	Director of Corporate

[Signature Page to Fifth Amendment to Credit Agreement]

HSBC BUSINESS CREDIT (USA), Inc., as a Canadian Revolving Lender

By:	/s/ Jimmy Schwartz
Name:	Jimmy Schwartz
Title:	Vice President

HSBC BANK PLC, as a UK Revolving Lender

By:	/s/ Douglas Baikie
Name:	Douglas Baikie
Title:	Senior Corporate Banking Manager

HSBC BANK CANADA, as a Canadian Revolving Lender

By:	/s/ Craig Lynk	/s/ Lyndsay Thompson
Name:	Craig Lynk	Lyndsay Thompson
Title:	Assistant Vice President	Senior Account Manager Commercial Banking

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as a Singapore Revolving Lender, Singapore Administrative Agent and Singapore Collateral Agent

By:
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

THE CIT GROUP/BUSINESS CREDIT, INC., as a US Revolving Lender

By:	/s/ Barbara J. Coffin
Name:	Barbara J. Coffin
Title:	Assistant Vice President

CIT CAPITAL FINANCE UK LIMITED, as a UK Revolving Lender

By:	/s/ Iain Hunter
Name:	Iain Hunter
Title:	Director

CIT FINANCIAL LTD., as a Canadian Revolving Lender

By:	/s/ Evan Bonnitt
Name:	Evan Bonnitt
Title:	Director

[Signature Page to Fifth Amendment to Credit Agreement]

WELLS FARGO FOOTHILL, LLC, as a US Revolving Lender and a UK Revolving Lender

By:	/s/ Michael P. Baranowski
Name:	Michael P. Baranowski
Title:	Vice President

WELLS FARGO FOOTHILL CANADA ULC, as a Canadian Revolving Lender

By:	/s/ Michael P. Baranowski
Name:	Michael P. Baranowski
Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

EXHIBIT A

Senior Notes Intercreditor Agreement

Execution Version

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, is dated as of December 23, 2009 (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time this “Agreement”), is entered into by and among (1) EDGEN MURRAY CORPORATION, a Nevada corporation (the “US Borrower”), (2) EDGEN MURRAY II, L.P., a Delaware limited partnership (“Holdings”), (3) JPMORGAN CHASE BANK, N.A., in its capacity as collateral agent for the Revolving Credit Obligations (“U.S. Revolving Credit Collateral Agent”), (4) JPMORGAN CHASE BANK, N.A., in its capacity as U.S. administrative agent for the Revolving Credit Obligations (“U.S. Revolving Credit Administrative Agent”), and (5) THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION in its capacity as collateral agent for the Notes Obligations (as defined below) (including its successors and assigns from time to time, the “Notes Collateral Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

A. The Borrowers, the Guarantors, the Revolving Credit Lenders, the Revolving Credit Collateral Agents and the Revolving Credit Administrative Agents have entered into a Credit Agreement, dated as of May 11, 2007, providing for revolving credit facilities (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Revolving Credit Agreement”);

B. The US Borrower, Holdings and The Bank of New York Mellon Trust Company, National Association, as trustee (in such capacity, including its successors and assigns from time to time, the “Notes Trustee”) have entered into an Indenture, dated as of the date hereof (the “Indenture”), governing the US Borrower’s 12.25% Senior Secured Notes due 2016 (the “Notes”) issued thereunder;

C. All or portions of the obligations of (i) the Borrowers, Holdings and certain Foreign Subsidiaries of Holdings (the “Non-US Guarantors”) under the Revolving Credit Agreement, any Banking Services Agreements and any Hedge Agreements to the Revolving Credit Claimholders are secured by Liens (as defined below) on the Revolving Credit Primary Collateral (as defined below) of the US Borrower and Holdings and on certain assets of the Non-US Borrowers and the Non-US Guarantors, and (ii) the US Borrower, Holdings and any US Subsidiary Guarantor under the Indenture are secured by Liens (as defined below) on substantially all of the assets of the US Borrower, Holdings and any US Subsidiary Guarantor;

D. Pursuant to (i) the Revolving Credit Agreement, Holdings and the Non-US Guarantors have guaranteed all or portions of the Revolving Credit Obligations (the “Revolving Credit Guaranty”); (ii) the Revolving Credit Agreement, the Borrowers and the Guarantors have agreed to cause certain future US Subsidiary Guarantors and their future Foreign Subsidiaries to guaranty all or portions of the Revolving Credit Obligations pursuant to the Revolving Credit Guaranty; (iii) the Indenture, Holdings has guaranteed the Notes Obligations (the “Notes Guarantees”); and (iv) the Indenture, Holdings has agreed to cause its future Domestic Guarantor Subsidiaries (the “US Subsidiary Guarantors” and together with Holdings, the “US Guarantors”) to guaranty the Notes Obligations pursuant to the Notes Guarantees;

E. In order to induce (i) the Revolving Credit Claimholders to agree to certain amendments to the Revolving Credit Agreement and to provide certain consents thereunder (including in connection with the issuance of the Notes), to continue to make Loans and other extensions of credit thereunder, to continue to provide Banking Services and to continue to enter into Hedge Agreements and (ii) the Notes Collateral Agent and the Notes Claimholders to enter into the Notes Documents, as applicable, and the initial Holders to acquire the Notes, the US Revolving Credit Collateral Agent and the US Revolving Credit Administrative Agent, each on behalf of the Revolving Credit Claimholders, and the Notes Collateral Agent, on behalf of the Notes Claimholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement; and

F. This Agreement is intended to allocate certain rights, benefits and priorities in the Revolving Credit Primary Collateral of the US Borrower and any US Guarantor or any other Collateral of the US Borrower and any US Guarantor between the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders on the one hand and the Notes Collateral Agent and the Notes Claimholders on the other hand.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION I. Definitions.

1.1. Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Access Period” means with respect to each parcel of Real Estate Assets, the period, after the commencement of an Enforcement Period, which begins, with respect to such parcel of Real Estate Assets, on the day that the US Revolving Credit Collateral Agent provides the Notes Collateral Agent with the notice of its election to request access with respect to such parcel of Real Estate Assets pursuant to Section 3.2(b) below and ends on the earliest of (i) the 180th day after the US Revolving Credit Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Revolving Credit Primary Collateral located on such Real Estate Asset following Enforcement plus such number of days, if any, after the US Revolving Credit Collateral Agent obtains access to such Revolving Credit Primary Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Revolving Credit Primary Collateral located on such Real Estate Asset or (ii) the date on which all or substantially all of the Revolving Credit Primary Collateral located on such Real Estate Asset is sold or liquidated, or (iii) the date on which the Discharge of Revolving Credit Obligations occurs.

“Accounts” means all now present and future “accounts” and “payment intangibles” (in each case, as defined in Article 9 of the UCC).

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, armored car agreement, credit card processing agreement or any similar deposit or securities account agreements among the Notes Collateral Agent and/or the US Revolving Credit Collateral Agent and a Grantor and the relevant service provider, financial institution depository or securities intermediary.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or under common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agents” means the US Revolving Credit Collateral Agent and the Notes Collateral Agent.

“Agreement” has the meaning assigned to such term in the Preamble to this Agreement.

“Banking Services” means each and any of the following bank services provided to any Grantor by any Revolving Credit Lender or any of its Affiliates:

(a) commercial credit cards;

(b) stored value cards; and

(c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, and interstate or foreign depository network services).

“Banking Services Agreement” means any agreement that evidences any Banking Services Obligations.

“Banking Services Obligations” means any and all obligations of the Grantors, or any of them, whether absolute or contingent and howsoever and whensoever created, rising, evidenced, or acquired (including all renewals, extensions, modifications thereof, and substitutions therefore) in connection with Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors in any applicable jurisdiction.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrowers” means the US Borrower and the Non-US Borrowers.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Canadian Borrower” means Edgen Murray Canada Inc., an Alberta company.

“Canadian Revolving Credit Administrative Agent” means JPMorgan Chase Bank, N.A., Toronto Branch, and any of its successors or assigns from time to time.

“Canadian Revolving Credit Collateral Agent” means JPMorgan Chase Bank, N.A., Toronto Branch, and any of its successors or assigns from time to time.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests;

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

(e) any warrants, options or other rights to acquire any of the foregoing; but excluding from all of the foregoing interests any debt securities which are convertible into or exchangeable for any of the foregoing equity interests, whether or not such debt securities include any right of participation with Capital Stock.

“Capital Stock Collateral” means:

(a) all of the Capital Stock in the US Borrower;

(b) all of the Capital Stock in any Restricted Subsidiary which is directly owned by Holdings, the US Borrower or any US Subsidiary Guarantor; provided that in the case of any first-tier Foreign Subsidiary, the Capital Stock Collateral shall be limited to 65% of the Voting Stock of such Foreign Subsidiary;

(c) Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent directly related to the foregoing; provided however, in the event that any such Records, “supporting obligations” and related Letters of Credit, commercial tort claims or other claims and causes of action directly relate to both the Revolving Credit Primary Collateral and the Notes Collateral, then only those which primarily relate to the Notes Collateral, shall be included in this definition; and

(d) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“Chattel Paper” means all now present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholders” means the Revolving Credit Claimholders and the Notes Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed that is subject to a security interest in favor of the U.S. Revolving Credit Collateral Agent or the Notes Collateral Agent and constitutes either Revolving Credit Collateral or Notes Collateral. For the avoidance of doubt, Collateral does not include any assets or property of any Non-US Borrower, any Foreign Subsidiary of Holdings or the US Borrower or any Domestic Subsidiary, directly or indirectly, owned by any Foreign Subsidiary.

“Copyright Licenses” means any and all present and future agreements (whether or not in writing) providing for the granting of any right in, to or under Copyrights (whether the applicable Grantor is licensee or licensor thereunder).

“Copyrights” means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered, whether published or unpublished and, in each case, whether owned by or licensed to such Grantor) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Deposit Accounts” means all now present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“DIP Financing Cap Amount” means an aggregate amount of $25,000,000.

“Discharge of Notes Obligations” means, except to the extent otherwise expressly provided in Section 5.5, either:

(a) the US Borrower exercises its legal defeasance option or covenant defeasance option in accordance with the terms of the Indenture; or

(b) the satisfaction and discharge of all Notes Obligations in accordance with the terms of the Indenture.

If a Discharge of Notes Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Notes are issued or incurred or the Notes Obligations are reinstated in accordance with Section 6.4, the Discharge of Notes Obligations shall (effective upon the incurrence or issuance of such additional Notes or the reinstatement of such Notes Obligations, as applicable) be deemed to no longer be effective.

“Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations;

(b) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Revolving Credit Documents and constituting Revolving Credit Obligations;

(c) payment in full in cash of all Hedging Obligations and all Banking Services Obligations constituting Revolving Credit Obligations and the expiration or termination of all Hedge Agreements and all Banking Services Agreements included in the Revolving Credit Obligations or the cash collateralization of all such Hedging Obligations and Banking Services Obligations on terms satisfactory to each applicable counterparty;

(d) termination or cash collateralization (in an amount and manner reasonably satisfactory to any Revolving Credit Collateral Agent, but in no event greater than 105% of the aggregate undrawn face amount plus a reasonable reserve amount to protect any Revolving Credit Collateral Agent for potential expenses in respect of any letters of credit that are not terminated) of all letters of credit issued under the Revolving Credit Documents and constituting Revolving Credit Obligations; and

(e) payment in full in cash of all other Revolving Credit Obligations that are outstanding and unpaid at the time the Indebtedness constituting the Revolving Credit Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

If a Discharge of Revolving Credit Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Revolving Credit Obligations are incurred or Revolving Credit Obligations are reinstated in accordance with Section 6.4, the Discharge of Revolving Credit Obligations shall (effective upon the incurrence of such additional Revolving Credit Obligations or reinstatement of the Revolving Credit Obligations, as applicable) be deemed to no longer be effective.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Domestic” means, as to any Person, a Person which is created or organized under the laws of the United States of America, any of its states or the District of Columbia.

“Domestic Guarantor Subsidiary” means any Domestic Subsidiary of Holdings; provided that Holdings holds, directly or indirectly, at least 80% of the Capital Stock of such Domestic Subsidiary and such Domestic Subsidiary is not, directly or indirectly, owned by any Restricted Subsidiary of Holdings that is a Foreign Subsidiary.

“Enforcement” means, for one or both of the US Revolving Credit Collateral Agent and the Notes Collateral Agent, when a Revolving Credit Default or a Notes Default, as the case may be, has occurred and is continuing, any action taken by such Person to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the judicial enforcement of any of the rights and remedies with respect to any Collateral under the Revolving Credit Documents, the Notes Documents or under any applicable law, but in all cases excluding (i) the demand of the repayment of all the principal amount of any of the Obligations, (ii) the imposition of a default rate or late fee (including any additional interest in respect of Notes Obligations) and (iii) the collection and application of, or the delivery of any activation notice with respect to, Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case other than the Net Cash Proceeds Account, against the Revolving Credit Obligations pursuant to the Revolving Credit Documents.

“Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default or Notes Default, as the case may be, has occurred and is continuing, by the US Revolving Credit Collateral Agent or the Notes Collateral Agent to the other Agent announcing that an Enforcement Period has commenced and specifying the relevant event of default.

“Enforcement Period” means the period of time following the receipt by either the US Revolving Credit Collateral Agent or the Notes Collateral Agent, as applicable, of an Enforcement Notice from the other Agent until the first to occur of (i) in the case of an Enforcement Period commenced by the US Revolving Credit Collateral Agent, the Discharge of Revolving Credit Obligations, or, in the case of an Enforcement Period commenced by the Notes Collateral Agent, the Discharge of Notes Obligations, (ii) the US Revolving Credit Collateral Agent or the Notes Collateral Agent (as applicable) agrees in writing to terminate the Enforcement Period or (iii) the date on which the Revolving Credit Default or the Notes Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the US Revolving Credit Collateral Agent or the Notes Collateral Agent, as applicable, or waived in writing in accordance with the terms of the Revolving Credit Agreement or the Indenture, as applicable.

“Equipment” means: (i) all “equipment” (as defined in Article 9 of the UCC), (ii) all trade-fixtures, sales displays, lighting, shelving, signage and “fixtures” (as defined in Article 9 of the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, wherever located and whether now or hereafter existing.

“Foreign Subsidiary” means each Subsidiary that is not a Domestic Subsidiary.

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC), but excluding “payment intangibles” (as defined in Article 9 of the UCC), Hedge Agreements and Intellectual Property and any rights thereunder.

“Grantors” means the US Borrower, each US Guarantor and each other Domestic Subsidiary of Holdings or the US Borrower (other than any Domestic Subsidiary, directly or indirectly, owned by any Foreign Subsidiary) that has or may from time to time hereafter execute and deliver a Security Document granting a Lien or other interest in its property to secure any of the Obligations.

“Guarantors” means Holdings, the Non-US Guarantors and the US Subsidiary Guarantors.

“Hedge Agreement” means any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies entered into for the purposes of hedging the Borrowers’ exposure to interest or exchange rates, loan credit exchanges, security or currency valuations or commodity prices not for speculative purposes, in each case entered into with a Revolving Credit Lender Counterparty.

“Hedging Obligation” of any Person means any Obligation of such Person pursuant to any Hedge Agreement.

“Holders” has the meaning assigned to such term in the Indenture.

“Holdings” has the meaning assigned to such term in the Preamble to this Agreement.

“Indebtedness” means and includes all Obligations that constitute “Loans” within the meaning of the Revolving Credit Agreement and all Notes Obligations.

“Indenture” has the meaning assigned to such term in the Recitals to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all now present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

“Inventory” means all present and future “inventory” (as defined in Article 9 of the UCC) and, in any event, includes, without limitation, all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; the purchaser’s interest in any goods being manufactured pursuant to any contract or other arrangement with a supplier, all goods in transit from suppliers (whether or not evidenced by a document of title) and all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Property” means all “investment property” (as such term is defined in Section 9-102(a)(49) of the New York UCC).

“Letter of Credit” means any present and future “letter of credit” (as defined in Article 5 of the UCC).

“Letter of Credit Rights” means any “letter-of-credit right” (as defined in Article 9 of the UCC).

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement or any financing change statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any governmental authority, including any easement, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Notes Mortgage.

“Net Cash Proceeds Account” means any Deposit Account or Securities Account that is (i) established by any Grantor, (ii) subject to the control (within the meaning of Section 9104 of the New York UCC) of the Notes Collateral Agent and (iii) free and clear of all other Liens and which account contains only (a) proceeds of the sale of any Notes Collateral, (b) proceeds of Notes Collateral arising from any Recovery Event (as such term is defined in the Indenture), (c) proceeds of foreclosures or other sales of Notes Collateral, (d) proceeds of the issuance of any Notes after the date hereof and (e) any other awards or proceeds pursuant to the Notes Collateral Documents including earnings, revenues, rents, issues, profits and income from the Notes Collateral received pursuant to the Notes Collateral Documents, in each case for which a Net Cash Proceeds Letter of Credit has not been issued.

“Net Cash Proceeds Letter of Credit” means any letter of credit issued to the Notes Collateral Agent in lieu of depositing (a) proceeds of the sale of any Notes Collateral, (b) proceeds of Notes Collateral arising from any Recovery Event (as such term is defined in the Indenture), (c) proceeds of foreclosures or other sales of Notes Collateral, (d) proceeds of the issuance of any Notes after the date hereof or (e) any other awards or proceeds pursuant to the Notes Collateral Documents including earnings, revenues, rents, issues, profits and income from the Notes Collateral received pursuant to the Notes Collateral Documents, in each case, into the Net Cash Proceeds Account.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Non-US Borrowers” means the Canadian Borrower, the UK Borrower, the Singapore Borrower and any other Borrower (as such term is defined in the Revolving Credit Agreement) that is not a Domestic Person.

“Non-US Guarantors” has the meaning assigned to that term in the Recitals to this Agreement.

“Notes” has the meaning assigned to such term in the Preamble to this Agreement and includes any additional Notes issued after the date hereof.

“Notes Claimholders” means, at any relevant time, the holders of Notes Obligations at that time, including the Holders, the Notes Trustee and the Notes Collateral Agent, under the Notes Documents.

“Notes Collateral” means all now owned or hereafter acquired Collateral other than the Revolving Credit Primary Collateral, including, without limitation:

(a) all Accounts, Chattel Paper and Instruments, in each case, solely to the extent relating to the sale of Notes Collateral described in clauses (b) through (f) of this definition;

(b) all Equipment;

(c) all Capital Stock Collateral;

(d) all Real Estate Assets;

(e) all Intellectual Property;

(f) all Notes General Intangibles;

(g) the Net Cash Proceeds Account;

(h) all Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent directly related to the foregoing; provided however, in the event that any such Records, “supporting obligations” and related Letters of Credit, commercial tort claims or other claims and causes of action directly relate to both the Revolving Credit Primary Collateral and the Notes Collateral, then only those which primarily relate to the Notes Collateral shall be included in this definition; and

(i) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

provided, however, that the term “Notes Collateral” shall include (as provided in Section 3.4 below) identifiable proceeds (including lease payments under leases of Equipment) of Notes Collateral that are deposited or held in any Deposit Accounts or Securities Accounts, in each case other than the Net Cash Proceeds Account, after an Enforcement Notice, except to the extent that the Notes Collateral Agent has been provided with a Net Cash Proceeds Letter of Credit, in connection with the receipt by any Grantor of, and in the amount of, such identifiable proceeds in which case the term “Notes Collateral” shall not include such identifiable proceeds.

“Notes Collateral Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“Notes Collateral Documents” means the Indenture and the “Collateral Documents” as such term is defined in the Indenture, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Notes Obligations or under which rights or remedies with respect to such Liens are governed.

“Notes Default” means an “Event of Default” as such term is defined in the Indenture.

“Notes Documents” means the Indenture, the Notes, any Registered Equivalent Notes, the Notes Collateral Documents, the Registration Rights Agreement and each of the other agreements, documents and instruments providing for or evidencing any other Notes Obligation, and any other document or instrument executed or delivered at any time in connection with any Notes Obligations, including any intercreditor, supplemental indenture or joinder agreement among holders of Notes Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the Notes Collateral Agent or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“Notes General Intangibles” means all General Intangibles pertaining to the other items of property included within clauses (a), (b), (c), (d) and (e) of the definition of Notes Collateral, including, without limitation, all contingent rights with respect to warranties on Equipment.

“Notes Guarantees” has the meaning assigned to such term in the Recitals to this Agreement.

“Notes Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Notes Obligations or under which rights or remedies with respect to any such Liens are governed.

“Notes Obligations” means the following:

(a) All Obligations of the US Borrower and the US Guarantors under the Indenture, the Notes issued thereunder and the other Notes Documents. The “Notes Obligations” shall include all Post-Petition Interest.

(b) To the extent any payment with respect to any Notes Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Revolving Credit Claimholders, receiver or similar Person, then the Obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Notes Claimholders and the Revolving Credit Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Notes Documents are disallowed by order of any court, including, without limitation, by order of a court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Notes Claimholders and the Revolving Credit Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Notes Obligations”.

“Notes Trustee” has the meaning assigned to such term in the Recitals to this Agreement.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the Notes Claimholders, the Revolving Credit Claimholders or any of them or their respective Affiliates, in each case under the Notes Documents or the Revolving Credit Documents, whether for principal, interest or payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Patent Licenses” means all present and future agreements providing for the granting of any right in or to Patents (whether the applicable Grantor is licensee or licensor thereunder).

“Patents” means, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4.

“Post-Petition Interest” means all interest, fees, expenses and other charges that, pursuant to any of the Indenture, the Notes or the Revolving Credit Agreement, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any real property, including, without limitation, Mortgaged Premises, distribution centers and warehouses and corporate headquarters and administrative offices.

“Records” means all now present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Equivalent Notes” means, with respect to any Notes originally issued in a private transaction not subject to the registration requirements of the Securities Act of 1933 (as amended), substantially identical notes (having the same Notes Guarantees and Notes Collateral) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Registration Rights Agreement” has the meaning assigned to such term in the Indenture.

“Restricted Subsidiary” has the meaning assigned to such term in the Indenture.

“Revolving Commitments” means the “Revolving Commitments” as such term is defined in the Revolving Credit Agreement.

“Revolving Credit Administrative Agents” means the US Revolving Credit Administrative Agent, the Canadian Revolving Credit Administrative Agent, the UK Revolving Credit Administrative Agent and the Singapore Revolving Credit Administrative Agent.

“Revolving Credit Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“Revolving Credit Cap Amount” means the greater of (a) $190,000,000 less the amount of all mandatory prepayments of any loans to the extent accompanied by a corresponding reduction in the applicable Revolving Commitments (excluding reductions in sub-facility commitments not accompanied by a corresponding reduction in the applicable Revolving Commitments) and (b) the Borrowing Base (as such term is defined in the Indenture).

“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the Revolving Credit Lenders, the Revolving Credit Administrative Agents and the Revolving Credit Collateral Agents, under the Revolving Credit Documents.

“Revolving Credit Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Revolving Credit Obligations.

“Revolving Credit Collateral Agents” means the US Revolving Credit Collateral Agent, the UK Revolving Credit Collateral Agent, the Canadian Revolving Credit Collateral Agent, the Singapore Revolving Credit Collateral Agent.

“Revolving Credit Collateral Documents” means “Security Agreements” as such term is defined in the Revolving Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

“Revolving Credit Default” means an “Event of Default” as such term is defined in the Revolving Credit Agreement.

“Revolving Credit Documents” means (a) the Revolving Credit Agreement and the “Loan Documents” as such term is defined in the Revolving Credit Agreement and (b) each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with any Revolving Credit Collateral Agent and the Revolving Credit Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“Revolving Credit Guaranty” has the meaning assigned to such term in the Recitals to this Agreement.

“Revolving Credit Lender Counterparty” means any Person who at the time such Hedge Agreement was entered into was a Revolving Credit Administrative Agent, a Revolving Credit Lender or an Affiliate of any of the foregoing Persons.

“Revolving Credit Lenders” means the “Lenders” under and as defined in the Revolving Credit Documents.

“Revolving Credit Obligations” means the following:

(a) All Obligations, Hedging Obligations and Banking Services Obligations outstanding under the Revolving Credit Agreement and the other Revolving Credit Documents, including Hedge Agreements and Banking Services Agreements. “Revolving Credit Obligations” shall include all Post-Petition Interest.

(b) To the extent any payment with respect to any Revolving Credit Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Notes Claimholders, receiver or similar Person, then the Obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Revolving Credit Claimholders and the Notes Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Revolving Credit Documents are disallowed by order of any court, including, without limitation, by order of a court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Revolving Credit Claimholders and the Notes Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Revolving Credit Obligations.”

(c) Notwithstanding the foregoing, if the sum of: (1) Loans (as defined in the Revolving Credit Agreement) constituting principal outstanding under the Revolving Credit Agreement and the other Revolving Credit Documents; plus (2) the aggregate face amount of any outstanding letters of credit issued under the Revolving Credit Agreement, is in excess of the Revolving Credit Cap Amount, then only that portion of such Loans (as defined in the Revolving Credit Agreement) and such aggregate face amount of letters of credit equal to the Revolving Credit Cap Amount shall be included in Revolving Credit Obligations and interest, fees and expenses with respect to such Loans (as defined in the Revolving Credit Agreement) and letters of credit shall only constitute Revolving Credit Obligations to the extent related to Loans (as defined in the Revolving Credit Agreement) and face amounts of letters of credit so included in the Revolving Credit Obligations.

“Revolving Credit Primary Collateral” means, with respect to any Grantor, all of the following now owned or hereafter acquired Collateral:

(a) Accounts (except to the extent relating to the sale of Notes Collateral);

(b) Chattel Paper (except to the extent relating to the sale of Notes Collateral);

(c) Instruments (except to the extent relating to the sale of Notes Collateral);

(d) Letters of Credit and Letter of Credit Rights (except to the extent relating to any Net Cash Proceeds Letter of Credit);

(e) Deposit Accounts and Securities Accounts, in each case other than the Net Cash Proceeds Account, and all other Investment Property (other than Capital Stock Collateral), including all cash, checks and other evidences of payments, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(f) Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(g) General Intangibles (other than Intellectual Property and Notes General Intangibles) and all rights under Hedge Agreements and Banking Services Agreements;

(h) Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent directly related to the foregoing; provided however, in the event that any such Records, “supporting obligations” and related Letters of Credit, commercial tort claims or other claims and causes of action directly relate to both the Revolving Credit Primary Collateral and the Notes Collateral, then only those which primarily relate to the Revolving Credit Primary Collateral shall be included in this definition; and

(i) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

provided, however, that to the extent that identifiable proceeds (including lease payments under leases of Equipment) of Notes Collateral are deposited or held in any such Deposit Accounts or Securities Accounts, in each case other than the Net Cash Proceeds Account, after an Enforcement Notice, then (as provided in Section 3.4 below) such identifiable proceeds shall be treated as Notes Collateral, except to the extent that the Notes Collateral Agent has been provided with a Net Cash Proceeds Letter of Credit in connection with the receipt by any Grantor of, and in the amount of, such identifiable proceeds in which case the term “Notes Collateral” shall not include such identifiable proceeds.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Security Documents” means this Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the US Borrower or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the US Revolving Credit Collateral Agent or the Notes Collateral Agent, as the case may be, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the Notes Collateral Agent or the Notes Claimholders or the US Revolving Credit Administrative Agent, the US Revolving Credit Collateral Agent or the Revolving Credit Claimholders, as applicable), in each case in accordance with the provisions of this Agreement.

“Singapore Borrower” means Edgen Murray PTE. Ltd., a company incorporated in Singapore.

“Singapore Revolving Credit Administrative Agent” means The Hongkong and Shanghai Banking Corporation Limited, and any of its successors or assigns from time to time.

“Singapore Revolving Credit Collateral Agent” means The Hongkong and Shanghai Banking Corporation Limited, and any of its successors or assigns from time to time.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (c) any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (d) any other Person that is otherwise controlled by the parent and/or one or more subsidiaries of the parent.

“Trademark Licenses” means any and all present and future agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademarks” means, collectively, with respect to each Grantor, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names, trade names and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“UK Borrower” means Edgen Murray Europe Limited, a company organized under the laws of England and Wales.

“UK Revolving Credit Administrative Agent” means J.P. Morgan Europe Limited, and any of its successors or assigns from time to time.

“UK Revolving Credit Collateral Agent” means J.P. Morgan Europe Limited, and any of its successors or assigns from time to time.

“US Borrower” has the meaning assigned to such term in the Preamble to this Agreement.

“US Guarantors” has the meaning assigned to that term in the Recitals to this Agreement.

“US Revolving Credit Administrative Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“US Revolving Credit Collateral Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“US Subsidiary Guarantors” has the meaning assigned to that term in the Recitals to this Agreement.

“Voting Stock” means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

1.2. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e) all references to terms defined in the New York UCC shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION II. Lien Priorities.

2.1. Relative Priorities for the Revolving Credit Primary Collateral. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Revolving Credit Obligations granted on the Revolving Credit Primary Collateral or of any Liens securing the Notes Obligations granted on the Revolving Credit Primary Collateral and notwithstanding any provision of any UCC, or any other applicable law or the Revolving Credit Documents or the Notes Documents or any defect or deficiencies in, or failure to perfect, such Liens securing the Revolving Credit Obligations or the Notes Obligations or any other circumstance whatsoever, the US Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders and the Notes Collateral Agent, on behalf of itself and the Notes Claimholders, each hereby agree that any Lien of the US Revolving Credit Collateral Agent on any Revolving Credit Primary Collateral, whether now or hereafter held by or on behalf of the US Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the Revolving Credit Primary Collateral securing any Notes Obligations.

2.2. Notes Collateral. The US Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, acknowledges that it does not have and, prior to the Discharge of the Notes Obligations, shall not have a Lien on the Notes Collateral. If for any reason the US Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, obtains a Lien on the Notes Collateral, any Lien of the Notes Collateral Agent on the Notes Collateral, whether now or hereafter held by or on behalf of the Notes Collateral Agent or any Notes Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the Notes Collateral securing any Revolving Credit Obligations.

2.3. Prohibition on Contesting Liens. The Revolving Credit Collateral Agent on behalf of itself and the Revolving Credit Claimholders and the Notes Collateral Agent on behalf of itself and the Notes Claimholders agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders or any of the Notes Claimholders in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Revolving Credit Collateral Agent, any Revolving Credit Claimholder, the Notes Collateral Agent or any Notes Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 2.2 and 3.1.

SECTION III. Enforcement.

3.1. Exercise of Remedies – Restrictions on the Notes Collateral Agent and the Notes Claimholders.

(a) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Notes Collateral Agent and the Notes Claimholders:

(1) will not exercise or seek to exercise any rights or remedies with respect to any Revolving Credit Primary Collateral (including the exercise of any right of setoff or any right under any Account Agreement, landlord waiver, landlord access agreement, collateral access agreement or bailee’s letter or similar agreement or arrangement to which the Notes Collateral Agent or any Notes Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure);

(2) will not contest, protest or object to any foreclosure or other proceeding or action brought by the US Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any other exercise by the US Revolving Credit Collateral Agent or any Revolving Credit Claimholder of any rights and remedies relating to the Revolving Credit Primary Collateral, whether under the Revolving Credit Documents or otherwise; and

(3) except as may be permitted in Section 3.1(c), will not object to or challenge the forbearance by the US Revolving Credit Collateral Agent or any Revolving Credit Claimholder from bringing or pursuing any Enforcement;

provided, however, that, in the case of (1), (2) and (3) above, the Liens (if any) granted to secure the Notes Obligations shall attach to any proceeds resulting from actions taken by the US Revolving Credit Collateral Agent or any Revolving Credit Claimholder in accordance with this Agreement and remaining after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Revolving Credit Obligations.

(b) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith make determinations regarding the release, disposition, or restrictions with respect to the Revolving Credit Primary Collateral without any consultation with, interference by (provided that any action permitted under this Agreement shall not constitute an interference) or the consent of the Notes Collateral Agent or any Notes Claimholder (including voluntary Dispositions of Revolving Credit Primary Collateral by the respective Grantors after a Revolving Credit Default); provided, however, that the Lien (if any) securing the Notes Obligations shall remain on the proceeds (other than those applied to the Revolving Credit Obligations) of such Revolving Credit Primary Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Revolving Credit Primary Collateral, the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and without interference by the Notes Collateral Agent or the Notes Claimholders (provided that any action permitted under this Agreement shall not constitute an interference). Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Revolving Credit Primary Collateral, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws or other laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Notes Collateral Agent and any Notes Claimholder may:

(1) file one or more claims or statements of interest with respect to the Notes Obligations of any Grantor; provided that an Insolvency or Liquidation Proceeding has been commenced by or against such Grantor;

(2) take any action (not adverse to the priority status of the Liens on the Revolving Credit Primary Collateral, or the rights of the US Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on any of the Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Notes Claimholders, including any claims secured by the Revolving Credit Primary Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) in any Insolvency or Liquidation Proceeding, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case not prohibited by the terms of this Agreement;

(5) in any Insolvency or Liquidation Proceeding, vote on any plan of reorganization with respect to the Notes Collateral;

(6) exercise any of its rights or remedies with respect to any of the Revolving Credit Primary Collateral after the Discharge of Revolving Credit Obligations has occurred; and

(7) make a cash bid on all or any portion of the Revolving Credit Primary Collateral in any foreclosure proceeding or action.

The Notes Collateral Agent, on behalf of itself and the Notes Claimholders, agrees that it will not take or receive any Revolving Credit Primary Collateral or any proceeds of such Revolving Credit Primary Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Revolving Credit Primary Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Section 6.3(c)(1) and this Section 3.1(c), the sole right of the Notes Collateral Agent and the Notes Claimholders with respect to the Revolving Credit Primary Collateral is to hold a Lien (if any) on such Revolving Credit Primary Collateral pursuant to the applicable Notes Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.

(d) Subject to Section 3.1(c) and Section 6.3(c)(1):

(1) the Notes Collateral Agent, for itself and on behalf of the Notes Claimholders, agrees that the Notes Collateral Agent and the Notes Claimholders will not take any action with respect to the Revolving Credit Primary Collateral that would hinder any exercise of remedies by the US Revolving Credit Collateral Agent under the Revolving Credit Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Revolving Credit Primary Collateral, whether by foreclosure or otherwise;

(2) the Notes Collateral Agent, for itself and on behalf of the Notes Claimholders, hereby waives any and all rights the Notes Collateral Agent or the Notes Claimholders, as applicable, may have as a junior lien creditor with respect to the Revolving Credit Primary Collateral or otherwise to object to the manner in which the US Revolving Credit Collateral Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens securing the Revolving Credit Obligations granted in any of the Revolving Credit Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the US Revolving Credit Collateral Agent or the Revolving Credit Claimholders is adverse to the interest of the Notes Claimholders; and

(3) the Notes Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Notes Collateral Documents or any other Notes Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the US Revolving Credit Collateral Agent or the Revolving Credit Claimholders with respect to the enforcement of the Liens on the Revolving Credit Primary Collateral as set forth in this Agreement and the Revolving Credit Documents.

(e) Except as otherwise specifically set forth in Sections 3.1(a) and (c), the Notes Collateral Agent and the Notes Claimholders may exercise rights and remedies as unsecured creditors against any Grantor that has guaranteed or granted Liens to secure the Notes Obligations, and the Notes Collateral Agent may exercise rights and remedies with respect to the Notes Collateral, in each case, in accordance with the terms of the Notes Documents and applicable law; provided, however, that in the event that the Notes Collateral Agent or any Notes Claimholder becomes a judgment Lien creditor in respect of Revolving Credit Primary Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Notes Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Notes Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the Notes Collateral Agent or any Notes Claimholder of the required payments of interest, principal and other amounts owed in respect of the Notes Obligations, so long as such receipt is not the direct or indirect result of the exercise by the Notes Collateral Agent or any Notes Claimholder of rights or remedies as a secured creditor in respect of the Revolving Credit Primary Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any Revolving Credit Collateral Agent or the Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Documents.

3.2. Exercise of Remedies – Collateral Access Rights.

(a) The US Revolving Credit Collateral Agent and the Notes Collateral Agent agree not to commence Enforcement until the earlier of the date on which (i) an Enforcement Notice has been given to the other Agent, and (ii) any Insolvency or Liquidation Proceeding is commenced by or against any Grantor that has not been dismissed.

(b) If the Notes Collateral Agent, or any agent or representative of the Notes Collateral Agent, or any third party pursuant to any Enforcement undertaken by the Notes Collateral Agent, or any receiver, shall obtain possession or physical control of any of the Real Estate Assets, the Notes Collateral Agent or, if applicable, any such third party (at such address to be provided by the Notes Collateral Agent in connection with the applicable Enforcement) shall promptly notify the US Revolving Credit Collateral Agent of that fact and the US Revolving Credit Collateral Agent shall, within ten (10) Business Days thereafter, notify the Notes Collateral Agent as to whether it desires to exercise access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to the US Revolving Credit Collateral Agent’s exercise of such access rights. Access rights may apply to differing parcels of Real Estate Assets at differing times, in which case, a differing Access Period may apply to each such property.

(c) Upon delivery of notice to the Notes Collateral Agent as provided in Section 3.2(b), the Access Period shall commence for the subject parcel of Real Estate Assets. During the Access Period or for any period prior to an Access Period when the US Revolving Credit Collateral Agent may have had access and/or use of any Notes Collateral (e.g. pursuant to access granted by a landlord of any Real Estate Asset), the US Revolving Credit Collateral Agent

and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Notes Collateral for the purpose of arranging for and effecting the sale or disposition of Revolving Credit Primary Collateral, including the production, completion, packaging, shipping and other preparation of such Revolving Credit Primary Collateral for sale or disposition. During any such Access Period (or period prior to an Access Period), the US Revolving Credit Collateral Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the Revolving Credit Primary Collateral, as well as to engage in bulk sales or other liquidations of Revolving Credit Primary Collateral. The US Revolving Credit Collateral Agent shall take proper care of any Notes Collateral that is used by the US Revolving Credit Collateral Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the US Revolving Credit Collateral Agent or its agents, representatives or designees and the US Revolving Credit Collateral Agent shall comply with all applicable laws in connection with its use or occupancy of the Notes Collateral. The US Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall indemnify and hold harmless the Notes Collateral Agent and the Notes Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under its control. The US Revolving Credit Collateral Agent and the Notes Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Notes Collateral Agent to commence foreclosure of the Notes Mortgages or to show the Notes Collateral to prospective purchasers and to ready the Notes Collateral for sale.

(d) If the Notes Collateral Agent shall foreclose or otherwise sell any of the Notes Collateral, the Notes Collateral Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Notes Collateral subject to the terms of this Agreement.

(e) The Grantors hereby agree with the Notes Collateral Agent and the US Revolving Credit Collateral Agent that the US Revolving Credit Collateral Agent shall have access, during the Access Period, as described herein and each such Grantor that owns any of the Mortgaged Premises grants a non-exclusive easement in gross over its property to permit the uses by the US Revolving Credit Collateral Agent contemplated by this Section 3.2. The Notes Collateral Agent consents to such easement and to the recordation of a collateral access easement agreement, in form and substance reasonably acceptable to the Notes Collateral Agent, in the relevant real estate records with respect to each parcel of real property that is now or hereafter subject to a Notes Mortgage. The US Revolving Credit Collateral Agent agrees that upon either a Discharge of Revolving Credit Obligations or the expiration of the final Access Period with respect to any parcel of real property covered by a Notes Mortgage, it shall, upon request, execute and deliver to the Notes Collateral Agent such documentation, in recordable form, as may reasonably be requested to terminate any and all rights with respect to such parcel of real property covered by a Notes Mortgage.

3.3. Exercise of Remedies – Intellectual Property Rights/Access to Information/Use of Equipment.

(a) The Notes Collateral Agent hereby grants (to the full extent of its rights and interests) the US Revolving Credit Collateral Agent and each of its respective agents, representatives and designees a royalty free, rent free license and lease to use all of the Notes Collateral exclusive of Intellectual Property (covered in clause (b) below) but including any computer or other data processing Equipment to conduct sales or distribution activities on the Real Estate Assets during any Enforcement Period, to collect all Accounts or amounts owing under Instruments or Chattel Paper, to copy, use or preserve any and all information relating to any of the Collateral, and to complete the manufacture, packaging and sale of Inventory; provided, however, the royalty free, rent free license and lease granted in this clause (a) with respect to Equipment shall immediately expire upon the sale, lease, transfer or other disposition of such Equipment.

(b) The Notes Collateral Agent hereby grants (to the full extent of its rights and interests) the US Revolving Credit Collateral Agent and each of its respective agents, representatives and designees solely during the Enforcement Period, (A) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) to use all of the Notes Collateral constituting Intellectual Property to the extent necessary or reasonably helpful to collect all Accounts or amounts owing with respect to any Revolving Credit Primary Collateral and to complete the manufacture, packaging and sale of Inventory and (B) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property in connection with its Enforcement; provided, however, the US Revolving Credit Collateral Agent, during the term of the above licenses, shall use any Trademarks of such licensed Intellectual Property solely in connection with (x) goods or services which the US Revolving Credit Collateral Agent in good faith reasonably believes to be in all material respects of at least the same level of quality offered by, and in a manner in which the US Revolving Credit Collateral Agent in good faith reasonably believes to be in all material respects consistent with the practices of, one or more Grantors as of the date of the Enforcement Notice or (y) the disposition of damaged, obsolete or second-quality goods which dispositions the US Revolving Credit Collateral Agent in good faith reasonably believes will not materially diminish the distinctiveness and quality characteristics associated with such Intellectual Property or the validity thereof (it being understood and agreed that the US Revolving Credit Collateral Agent and each of its respective agents, representatives and designees shall comply in all material respects with all laws pertaining to its use of Intellectual Property described hereunder, including notice requirements).

3.4. Exercise of Remedies – Notice; Set Off and Tracing of and Priorities in Proceeds.

(a) With respect to the Notes Collateral consisting of Equipment and Real Estate Assets only, the Notes Collateral Agent shall provide not less than ten (10) days notice to the US Revolving Credit Collateral Agent prior to any Enforcement of such Notes Collateral.

(b) The US Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, and the Notes Collateral Agent, on behalf of itself and the Notes Claimholders, each agree that, prior to an issuance of an Enforcement Notice, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (as among the US Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Notes Collateral Agent and the Notes Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, and the Notes Collateral Agent, on behalf of itself and the Notes Claimholders, each agree that after an issuance of an Enforcement Notice, each such Person shall cooperate in good faith to identify the proceeds of the Revolving Credit Primary Collateral and the Notes Collateral, as the case may be (it being agreed that after an issuance of an Enforcement Notice, unless the US Revolving Credit Collateral Agent has actual knowledge to the contrary, all funds deposited under Account Agreements and then applied to the Revolving Credit Obligations shall be presumed to be Revolving Credit Primary Collateral (a presumption that can be rebutted by the Notes Collateral Agent only by evidence presented to the US Revolving Credit Collateral Agent within thirty (30) Business Days after such application)); provided, however, that neither any Revolving Credit Claimholder nor any Notes Claimholder shall be liable or in any way responsible for any claims or damages from conversion of the Revolving Credit Primary Collateral or the Notes Collateral, as the case may be (it being understood and agreed that (A) the only obligation of any Revolving Credit Claimholder is to pay over to the Notes Collateral Agent, in the same form as received, with any necessary endorsements, all proceeds that such Revolving Credit Claimholder received that have been identified as proceeds of the Notes Collateral (except to the extent that such proceeds are represented by a Net Cash Proceeds Letter of Credit) and (B) the only obligation of any Notes Claimholder is to pay over to the Revolving Credit Collateral Agent, in the same form as received, with any necessary endorsements, all proceeds that such Notes Claimholder received that have been identified as proceeds of the Revolving Credit Primary Collateral). The US Revolving Credit Collateral Agent and the Notes Collateral Agent may request from the other an accounting of the identification of the proceeds of Collateral (and the US Revolving Credit Collateral Agent and the Notes Collateral Agent, as the case may, upon which such request is made shall deliver such accounting reasonably promptly after such request is made).

SECTION IV. Payments.

4.1. Application of Proceeds. Subject to the provisions of Section 6.5 hereof, so long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Revolving Credit Primary Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Revolving Credit Primary Collateral upon the exercise of remedies by the US Revolving Credit Collateral Agent or the Revolving Credit Claimholders, shall be applied by the US Revolving Credit Collateral Agent to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Documents. Upon the Discharge of Revolving Credit Obligations, the US Revolving Credit Collateral Agent shall deliver to the Notes Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Notes Collateral Agent to the Notes Obligations in such order as specified in the Notes Documents.

4.2. Payments Over in Violation of Agreement. Unless and until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof received by the Notes Collateral Agent or any Notes Claimholder in connection with the exercise of any right or remedy (including set-off) relating to the Revolving Credit Primary Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the US Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

SECTION V. Other Agreements.

5.1. Releases.

(a) If in connection with the exercise of any of the US Revolving Credit Collateral Agent’s remedies in respect of any Revolving Credit Primary Collateral as provided for in Section 3.1, the US Revolving Credit Collateral Agent, for itself and/or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the Revolving Credit Primary Collateral, then the Liens, if any, of the Notes Collateral Agent, for itself and/or for the benefit of the Notes Claimholders, on the Revolving Credit Primary Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Notes Collateral Agent, for itself and/or on behalf of any such Notes Claimholders, promptly shall execute and deliver to the US Revolving Credit Collateral Agent or such Grantor such termination statements, releases and other documents as the US Revolving Credit Collateral Agent or such Grantor may request to effectively confirm such release.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Revolving Credit Primary Collateral (collectively, a “Disposition”) permitted under the terms of the Revolving Credit Documents (including voluntary Dispositions of Revolving Credit Primary Collateral by the respective Grantors after a Revolving Credit Default) (other than in connection with the exercise of any of the US Revolving Credit Collateral Agent’s rights and remedies in respect of the Revolving Credit Primary Collateral as provided for in Sections 3.1), the US Revolving Credit Collateral Agent, for itself and/or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the Revolving Credit Primary Collateral, in each case, other than (A) in connection with the Discharge of Revolving Credit Obligations or (B) after the occurrence and during the continuance of a Notes Default if, all of the net proceeds received in connection with such Disposition are not applied to the Revolving Credit Obligations, then, in each case, the Liens, if any, of the Notes Collateral Agent, for itself and/or for the benefit of the Notes Claimholders, on such Revolving Credit Primary Collateral shall be automatically, unconditionally and simultaneously released. The Notes Collateral Agent for itself and/or on behalf of any such Notes Claimholders promptly shall execute and deliver to the US Revolving Credit Collateral Agent or such Grantor such termination statements, releases and other documents as the US Revolving Credit Collateral

Agent or such Grantor may request to effectively confirm such release. The Notes Collateral Agent, for itself and/or on behalf of any such Notes Claimholders, hereby agrees to consent to any request by the US Revolving Credit Collateral Agent that the Notes Collateral Agent, for itself and/or on behalf of any such Notes Claimholders, releases its security interest in connection with a Disposition under this Section 5.1(b).

(c) Until the Discharge of Revolving Credit Obligations shall occur, the Notes Collateral Agent, for itself and/or on behalf of the Notes Claimholders, hereby irrevocably constitutes and appoints the US Revolving Credit Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Notes Collateral Agent or such Notes Claimholder, whether in the US Revolving Credit Collateral Agent’s name or, at the option of the US Revolving Credit Collateral Agent, in the Notes Collateral Agent’s or any Notes Claimholder’s own name, from time to time in the US Revolving Credit Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

5.2. Insurance.

(a) Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Documents, (i) the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Revolving Credit Primary Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Revolving Credit Primary Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Revolving Credit Primary Collateral and to the extent required by the Revolving Credit Documents shall be paid to the US Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Revolving Credit Obligations which were secured by such Revolving Credit Primary Collateral are outstanding, and subject to the terms of, and the rights of the Grantors under, the Notes Documents, to the Notes Collateral Agent for the benefit of the Notes Claimholders to the extent required under the Notes Collateral Documents and then, to the extent no Notes Obligations which were secured by such Revolving Credit Primary Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Notes Collateral Agent or any Notes Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the US Revolving Credit Collateral Agent in accordance with the terms of Section 4.2. The Notes Collateral Agent shall have the sole and exclusive right to settle and adjust any insurance policy to the extent relating to the Notes Collateral.

(b) To effectuate the foregoing, the US Revolving Credit Collateral Agent and the Notes Collateral Agent shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for business interruption or for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to the Notes Collateral, such proceeds shall first be applied to repay the Revolving Credit Obligations and then be applied, to the extent required by the Notes Documents, to the Notes Obligations.

5.3. Amendments to Revolving Credit Documents and Notes Documents; Refinancing; Legending Provisions.

(a) The Revolving Credit Documents and the Notes Documents may be amended, supplemented or otherwise modified, in each case, in accordance with the terms of both the Revolving Credit Documents and the Notes Documents, and the Revolving Credit Obligations and Notes Obligations may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any Revolving Credit Document or any Notes Document) of the Revolving Credit Claimholders or the Notes Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in a writing reasonably acceptable to the US Revolving Credit Collateral Agent and the Notes Collateral Agent and addressed to the US Revolving Credit Collateral Agent or the Notes Collateral Agent, as the case may be, to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall be in accordance with the provisions of both the Revolving Credit Documents and the Notes Documents.

(b) Each Grantor agrees that each security agreement, pledge agreement and mortgage that is a Notes Collateral Document shall include the following language (or language to similar effect approved by the US Revolving Credit Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest in certain Collateral granted to the Notes Collateral Agent or other Person, as applicable pursuant to this Agreement and the exercise of any right or remedy by the Notes Collateral Agent or other Person, as applicable in respect of such Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December     , 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among (1) EDGEN MURRAY CORPORATION, a Nevada corporation, (2) EDGEN MURRAY II, L.P., a Delaware limited partnership (“Holdings”), (3) JPMORGAN CHASE BANK, N.A., in its capacity as U.S. collateral agent for the Revolving Credit Obligations, (4) JPMORGAN CHASE BANK, N.A., in its capacity as U.S. administrative agent for the Revolving Credit Obligations, and (5) THE BANK OF NEW YORK MELLON, in its capacity as collateral agent for the Notes Obligations and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. The foregoing is only applicable to any Revolving Credit Primary Collateral as defined in the Intercreditor Agreement.”

(c) Without limiting any obligation to obtain any consent required under Section 5.3(a), the US Revolving Credit Collateral Agent and the Notes Collateral Agent shall each use commercially reasonable efforts to notify the other party of any written amendment or modification to any Revolving Credit Document or any Notes Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. In connection with amendments or modifications permitted by Section 5.3, the US Revolving Credit Collateral Agent and the Notes Collateral Agent, as applicable, shall, upon request of the other party, provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Person.

5.4. Bailees for Perfection.

(a) The US Revolving Credit Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Revolving Credit Claimholders, and as bailee for the Notes Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Revolving Credit Documents and the Notes Documents, as applicable, subject to the terms and conditions of this Section 5.4.

(b) The US Revolving Credit Collateral Agent shall have no obligation whatsoever to the Notes Collateral Agent or to any Notes Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the US Revolving Credit Collateral Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Obligations, as provided in paragraph (d) below, so that, subject to the terms of this Agreement, until a Discharge of Revolving Credit Obligations, the US Revolving Credit Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Revolving Credit Documents (but only to the extent that such Collateral constitutes Revolving Credit Primary Collateral) as if the Liens (if any) of the Notes Collateral Agent did not exist.

(c) The Revolving Credit Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the Revolving Credit Documents, this Agreement or any other document a fiduciary relationship with the Notes Collateral Agent or any Notes Claimholder with respect to such acts.

(d) Upon the Discharge of Revolving Credit Obligations, the US Revolving Credit Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, to the Notes Collateral Agent to the extent the Notes Obligations which are secured by such Pledged Collateral remain outstanding (so as to allow the Notes Collateral Agent to obtain possession or control of such Pledged Collateral). The US Revolving Credit Collateral Agent further agrees to take all other action reasonably requested by the Notes Collateral Agent in connection with the Notes Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

5.5. When Discharge of Revolving Credit Obligations and Discharge of Notes Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of Revolving Credit Obligations or the Discharge of Notes Obligations, any Grantor thereafter enters into any Refinancing of any Revolving Credit Obligation or any Notes Obligation, as the case may be, which Refinancing is permitted by both the Notes Documents and the Revolving Credit Documents and this Agreement, then such Discharge of Revolving Credit Obligations or the Discharge of Notes Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Revolving Credit Obligations or the Discharge of Notes Obligations) and, from and after the date on which the New Debt Notice (as defined below) is delivered to the Notes Collateral Agent or the US Revolving Credit Collateral Agent, as appropriate, in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Revolving Credit Obligations or Notes Obligations, as the case may be, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the US Revolving Credit Collateral Agent or Notes Collateral Agent, as the case may be, under such new Revolving Credit Documents or new Notes Documents shall be the US Revolving Credit Collateral Agent or the Notes Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that any Grantor has entered into new Revolving Credit Documents or new Notes Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new agent or trustee for such facility or issuance, such agent or trustee, the “New Agent”), the US Revolving Credit Collateral Agent or the Notes Collateral Agent, as the case may be, shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Grantor or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to the New Agent any Pledged Collateral that is Revolving Credit Primary Collateral, in the case of a New Agent that is the agent under any new Revolving Credit Documents) held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders or the Notes Collateral Agent and the Notes Claimholders, as the case may be, to be bound by the terms of this Agreement. If the Revolving Credit Obligations under the new Revolving Credit Documents are secured by assets of the Grantors constituting Revolving Credit Primary Collateral that do not also secure the Notes Obligations, then the Notes Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Revolving Credit Collateral Documents, the Notes Collateral Documents and this Agreement.

SECTION VI. Insolvency or Liquidation Proceedings.

6.1. Finance and Sale Issues.

(a) Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the US Revolving Credit Collateral Agent shall agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) other than the identifiable cash proceeds of any Notes Collateral, on which a Lien has been granted to the US Revolving Credit Collateral Agent pursuant to the Revolving Credit Documents or to permit any Grantor to obtain financing, whether from the Revolving Credit Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Notes Collateral Agent, on behalf of itself and the Notes Claimholders, agrees that it will raise no objection to or contest such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of Revolving Credit Obligations plus the aggregate face amount of any letters of credit issued and not reimbursed under the Revolving Credit Agreement does not exceed the sum of the Revolving Credit Cap Amount and the DIP Financing Cap Amount, (ii) the Notes Collateral Agent and the Notes Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Notes Collateral (other than any Real Estate Assets upon which a Lien has not been perfected), (iii) the terms of the DIP Financing (A) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, and (iv) any Lien on the Notes Collateral to secure such DIP Financing is subordinate to the Lien of the Notes Collateral Agent with respect thereto. To the extent the Liens securing the Revolving Credit Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iv) above, the Notes Collateral Agent will subordinate its Liens in the Revolving Credit Primary Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and to any “Carve Out” from the Liens securing such DIP Financing for the benefit of professionals entitled to compensation from any Grantor’s estate provided for in connection with such DIP Financing, and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the US Revolving Credit Collateral Agent or to the extent permitted by Section 6.3).

(b) Until the Discharge of Notes Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Notes Collateral Agent shall agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) other than Revolving Credit Primary Collateral, on which a Lien has been granted to the Notes Collateral Agent pursuant to the Notes Documents or to permit any Grantor to obtain DIP Financing, then the US Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it will raise no objection to or contest such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Revolving Credit Primary Collateral, (ii) the terms of the DIP Financing (A) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, and (iii) any Lien on the Revolving Credit Primary Collateral to secure such DIP Financing is subordinate to the Lien of the US Revolving Credit Collateral Agent with respect thereto. To the extent the Liens securing the Notes Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the US Revolving Credit Collateral Agent will subordinate its Liens in the Notes Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Notes Collateral Agent or to the extent permitted by Section 6.3).

(c) Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the US Revolving Credit Collateral Agent shall, acting in accordance with the Revolving Credit Agreement, agree to permit a sale of the Revolving Credit Primary Collateral free and clear of Liens or other claims, under Section 363 of the Bankruptcy Code or otherwise, then each Notes Claimholder agrees that it will not raise any objection to or contest such sale or request adequate protection or any other relief in connection therewith (it being understood that the Notes Claimholders still, but subject to this Agreement, have rights with respect to the proceeds of such Collateral).

(d) Until the Discharge of Notes Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Notes Collateral Agent shall, acting in accordance with the Notes Documents, agree to permit a sale of the Notes Collateral free and clear of Liens or other claims, under Section 363 of the Bankruptcy Code or otherwise, then each Revolving Credit Claimholder agrees that it will not raise any objection to or contest such sale or request adequate protection or any other relief in connection therewith (it being understood that the Revolving Credit Claimholders still, but subject to this Agreement, have rights with respect to the proceeds of such Collateral).

6.2. Relief from the Automatic Stay.

(a) Until the Discharge of Revolving Credit Obligations has occurred, the Notes Collateral Agent, on behalf of itself and the Notes Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Credit Primary Collateral, without the prior written consent of the US Revolving Credit Collateral Agent.

(b) Until the Discharge of Notes Obligations has occurred, the US Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Notes Collateral (other than to the extent such relief is required to exercise its rights under Section 3.2 or Section 3.3), without the prior written consent of the Notes Collateral Agent.

6.3. Adequate Protection.

(a) The Notes Collateral Agent, on behalf of itself and the Notes Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the US Revolving Credit Collateral Agent or the Revolving Credit Claimholders for adequate protection with respect to the Revolving Credit Primary Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Revolving Credit Primary Collateral and (B) if such additional assets or property shall also constitute Notes Collateral, (i) a Lien shall have been created in favor of the Notes Claimholders in respect of such Collateral and (ii) the Lien in favor of the Revolving Credit Claimholders shall be subordinated to the extent set forth in this Agreement; or

(2) any objection by the US Revolving Credit Collateral Agent or the Revolving Credit Claimholders to any motion, relief, action or proceeding based on the US Revolving Credit Collateral Agent or the Revolving Credit Claimholders claiming a lack of adequate protection with respect to the Revolving Credit Primary Collateral.

(b) The US Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the Notes Collateral Agent or any Notes Claimholders for adequate protection with respect to the Notes Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Notes Collateral and (B) if such additional assets or property shall also constitute Revolving Credit Primary Collateral, (i) a Lien shall have been created in favor of the Revolving Credit Claimholders in respect of such Collateral and (ii) the Lien in favor of the Notes Claimholders shall be subordinated to the extent set forth in this Agreement; or

(2) any objection by the Notes Collateral Agent or any Notes Claimholders to any motion, relief, action or proceeding based on the Notes Collateral Agent or the Notes Claimholders claiming a lack of adequate protection with respect to the Notes Collateral.

(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) if the Revolving Credit Claimholders (or any subset thereof) are granted, or in the event the US Revolving Credit Collateral Agent, on behalf of itself or any of the Revolving Credit Claimholders, seeks or requests adequate protection with respect to the Revolving Credit Primary Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Credit Primary Collateral) in connection with any Cash Collateral use or DIP Financing, then, in either case, the Notes Collateral Agent, on behalf of itself or any of the Notes Claimholders, may seek or request adequate protection with respect to its interests in such additional collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated (except to the extent that the Notes Collateral Agent already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens securing the Revolving Credit Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Notes Collateral Agent on Revolving Credit Primary Collateral; and

(2) if the Notes Claimholders (or any subset thereof) are granted, or in the event the Notes Collateral Agent, on behalf of itself or any of the Notes Claimholders, seeks or requests adequate protection with respect to the Notes Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Notes Collateral) in connection with any Cash Collateral use or DIP Financing, then, in either case, the US Revolving Credit Collateral Agent, on behalf of itself or any of the Revolving Credit Claimholders, may seek or request adequate protection with respect to its interests in such additional collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated (except to the extent that the US Revolving Credit Collateral Agent already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens securing the Notes Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the US Revolving Credit Collateral Agent on Notes Collateral.

(d) Except as otherwise expressly set forth in this Section or in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of (i) the Notes Collateral Agent or the Notes Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) and (ii) the US Revolving Credit Collateral Agent or the Revolving Credit Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4. Avoidance Issues. If any Revolving Credit Claimholder or Notes Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount paid in respect of Revolving Credit Obligations or the Notes Obligations, as the case may be (a “Recovery”), then such Revolving Credit Claimholders or Notes Claimholders shall be entitled to a reinstatement of Revolving Credit Obligations or Notes Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5. Reorganization Securities. Notwithstanding anything to the contrary in this Agreement, if, in any Insolvency or Liquidation Proceeding, (i) the Revolving Credit Claimholders or the Notes Claimholders (the “Applicable Junior Lien Claimholders”) receive pursuant to a plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations (“Junior Lien Reorganization Securities”) in whole or in part on account of any junior Liens on the Notes Collateral or the Revolving Credit Primary Collateral, as the case may be (such Collateral as to which the applicable Claimholders have a junior Lien, the “Applicable Junior Collateral”) that are secured by Liens on such Applicable Junior Collateral, and (ii) the other Claimholders (the “Applicable Senior Lien Claimholders”) receive pursuant to such plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations (“Senior Lien Reorganization Securities”) in whole or in part on account of their Revolving Credit Obligations or Notes Obligations, as the case may be, that are secured by Liens on such Applicable Junior Collateral, then (i) the Applicable Junior Lien Claimholders shall be entitled to retain their Junior Lien Reorganization Securities and shall not be obligated to turnover same to any or all of the Applicable Senior Lien Claimholders, and (ii) to the extent the Junior Lien Reorganization Securities and the Senior Lien Reorganization Securities are secured by Liens upon the same Applicable Junior Collateral, the provisions of this Agreement will survive the distribution of such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and will apply with like effect to the Junior Lien Reorganization Securities and Senior Lien Reorganization Securities, to such Liens securing such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and to the distribution of proceeds of such Applicable Junior Collateral.

6.6. Post-Petition Interest.

(a) Neither the Notes Collateral Agent nor any Notes Claimholder shall oppose or seek to challenge any claim by the US Revolving Credit Collateral Agent or any Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Obligations consisting of Post-Petition Interest to the extent of the value of the Lien securing any Revolving Credit Claimholder’s claim, without regard to the existence of the Lien of the Notes Collateral Agent on behalf of the Notes Claimholders on the Revolving Credit Primary Collateral.

(b) Neither the US Revolving Credit Collateral Agent nor any Revolving Credit Claimholder shall oppose or seek to challenge any claim by the Notes Collateral Agent or any Notes Claimholder for allowance in any Insolvency or Liquidation Proceeding of Notes Obligations consisting of Post-Petition Interest to the extent of the value of the Lien securing any Notes Claimholder’s claim, without regard to the existence of the Lien of the US Revolving Credit Collateral Agent on behalf of the Revolving Credit Claimholders on the Notes Collateral.

6.7. Separate Grants of Security and Separate Classification. Each of the US Revolving Credit Collateral Agent, Revolving Credit Claimholders, Notes Collateral Agent and Notes Claimholders acknowledges and agrees that (a) the grants of Liens pursuant to the Revolving Credit Collateral Documents and the Notes Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Revolving Credit Obligations and the Notes Obligations are fundamentally different from one another and must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Credit Claimholders and the Notes Claimholders in respect of the Revolving Credit Primary Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Revolving Credit Primary Collateral with respect to principal, pre-petition interest and other claims, all amounts owing with respect to post-petition interest, fees, costs, and other charges, irrespective of whether a claim for such amounts is allowed or allowable in any such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any such Revolving Credit Primary Collateral is made in respect of the claims held by the Notes Claimholders, with the Notes Claimholders hereby acknowledging and agreeing to turn over to the Revolving Credit Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Notes Claimholders.

6.8. Waiver. Each Agent, for itself and on behalf of the Claimholders, waives any claim it may hereafter have against any other Claimholder arising out of the election of such Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

SECTION VII. Reliance; Waivers; Etc.

7.1. Reliance. Other than any reliance on the terms of this Agreement, the US Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under its Revolving Credit Documents, acknowledges that it and such Revolving Credit Claimholders have, independently and without reliance on the Notes Collateral Agent or any Notes Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the amendments to the Revolving Credit Documents, to provide certain consents in connection therewith and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Documents or this Agreement. The Notes Collateral Agent, on behalf of itself and the Notes Claimholders under the Notes Documents, acknowledges that it and the Notes Claimholders have, independently and without reliance on the US Revolving Credit Collateral Agent or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Notes Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Notes Documents or this Agreement.

7.2. No Warranties or Liability. The US Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Documents, acknowledges and agrees that each of the Notes Collateral Agent and the Notes Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Notes

Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Notes Collateral Agent and the Notes Claimholders will be entitled to manage and supervise their respective Notes and extensions of credit under the Notes Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Collateral Agent, on behalf of itself and the Notes Claimholders, acknowledges and agrees that each of the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Collateral Agent and the Notes Claimholders shall have no duty to the US Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, and the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have no duty to the Notes Collateral Agent or any of the Notes Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Credit Documents and the Notes Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3. No Waiver of Lien Priorities.

(a) No right of the US Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Notes Collateral Agent or the Notes Claimholders to enforce any provision of this Agreement, any Revolving Credit Document or any Notes Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Agent, any Revolving Credit Claimholder or any Notes Claimholders, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Documents or any of the Notes Documents, regardless of any knowledge thereof which the US Revolving Credit Collateral Agent, the Notes Collateral Agent, the Revolving Credit Claimholders or the Notes Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Credit Documents and the Notes Documents and subject to the provisions of Section 5.3(a)), the US Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Notes Collateral Agent and the Notes Claimholders may, at any time and from time to time in accordance with the Revolving Credit Documents and the Notes Documents and/or applicable law, without the consent of, or notice to, the other Agent or the Revolving Credit Claimholders or the Notes Claimholders (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the US Revolving Credit Collateral Agent or the Notes Collateral Agent or any rights or remedies under any of the Revolving Credit Documents or the Notes Documents; provided that any such increase in the Revolving Credit Obligations shall not (subject to the provisions of Section 6.1) increase the sum of the Loans (as defined in the Revolving Credit Agreement) constituting principal under the Revolving Credit Agreement and the face amount of any letters of credit issued under the Revolving Credit Agreement and not reimbursed to an amount in excess of the Revolving Credit Cap Amount;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

(c) Except as otherwise provided herein, the Notes Collateral Agent, on behalf of itself and the Notes Claimholders, agrees that the Revolving Credit Claimholders and the US Revolving Credit Collateral Agent shall have no liability to the Notes Collateral Agent or any Notes Claimholder, and the Notes Collateral Agent, on behalf of itself and the Notes Lenders, hereby waives any claim against any Revolving Credit Claimholder or the US Revolving Credit Collateral Agent, arising out of any and all actions which the Revolving Credit Claimholders or the US Revolving Credit Collateral Agent may take or permit or omit to take with respect to:

(1) the Revolving Credit Documents;

(2) the collection of the Revolving Credit Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any Revolving Credit Primary Collateral. The Notes Collateral Agent, on behalf of itself and the Notes Claimholders, agrees that the Revolving Credit Claimholders and the US Revolving Credit Collateral Agent have no duty to them in respect of the maintenance or preservation of the Revolving Credit Primary Collateral, the Revolving Credit Obligations or otherwise.

(d) Until the Discharge of Revolving Credit Obligations, the Notes Collateral Agent, on behalf of itself and the Notes Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Revolving Credit Primary Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Revolving Credit Primary Collateral.

7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders and the Notes Collateral Agent and the Notes Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Revolving Credit Documents or any Notes Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Notes Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Document or any Notes Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or Notes Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Revolving Credit Collateral Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Notes Collateral Agent, the Notes Obligations or any Notes Claimholder in respect of this Agreement.

SECTION VIII. Miscellaneous.

8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Document or any Notes Document, the provisions of this Agreement shall govern and control.

8.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the US Revolving Credit Collateral Agent, the Revolving Credit Claimholders and the Notes Collateral Agent and the Notes Claimholders may continue, at any time and without notice to any Agent or any other Person, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. The US Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit

Claimholders, and the Notes Collateral Agent, on behalf of itself and the Notes Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the US Revolving Credit Collateral Agent, the Revolving Credit Claimholders and the Revolving Credit Obligations, on the date of the Discharge of Revolving Credit Obligations, subject to the rights of the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders under Section 6.4; and

(b) with respect to the Notes Collateral Agent, the Notes Claimholders and the Notes Obligations, on the date of the Discharge of Notes Obligations, subject to the rights of the Notes Collateral Agent and the Notes Claimholders under Section 6.4.

8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of the US Revolving Credit Collateral Agent and the Notes Collateral Agent or their respective authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute Revolving Credit Obligations or Notes Obligations as the Grantors may designate or in connection with Section 5.3). Notwithstanding the foregoing, it is understood and agreed that if required by the Notes Documents the US Borrower shall cause additional Domestic Guarantor Subsidiaries to execute counterparts of this Agreement acknowledging and agreeing to the terms hereof and thereafter each such Domestic Guarantor Subsidiary will be treated as a US Subsidiary Guarantor hereunder.

8.4. Information Concerning Financial Condition of the Grantors and their Subsidiaries. The US Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, and the Notes Collateral Agent and the Notes Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Obligations or the Notes Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Notes Obligations. Neither the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, nor the Notes Collateral Agent and the Notes Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the US Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, on the one hand, or the Notes Collateral Agent and the Notes Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation. Each Agent, for itself and on behalf of the Claimholders for whom it acts as Agent, hereby agrees not to assert or to enforce any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations or the Discharge of Notes Obligations, as applicable, has occurred with respect to the other Claimholders.

8.6. SUBMISSION TO JURISDICTION; WAIVERS.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT OR NOTES DOCUMENT SHALL AFFECT ANY RIGHT THAT THE US REVOLVING CREDIT COLLATERAL AGENT OR THE NOTES COLLATERAL AGENT OR ANY REVOLVING CREDIT CLAIMHOLDER OR NOTES CLAIMHOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT OR NOTES DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT OR NOTES DOCUMENT IN ANY COURT REFERRED TO IN SECTION 8.6(a). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT OR NOTES DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 8.7. NOTHING IN THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT OR NOTES DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

(d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REVOLVING CREDIT DOCUMENT OR NOTES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.7. Notices. All notices to the Revolving Credit Claimholders and the Notes Claimholders permitted or required under this Agreement shall also be sent to the US Revolving Credit Collateral Agent and the Notes Collateral Agent, respectively. Unless otherwise specifically provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnights courier service, mailed by certified or registered mail or sent by telecopier. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on Annex I attached hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties in accordance with this Section 8.7.

8.8. Further Assurances. The US Revolving Credit Collateral Agent on behalf of itself and the Revolving Credit Claimholders, the Notes Collateral Agent on behalf of the Notes Claimholders, and the Grantors, each agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the US Revolving Credit Collateral Agent or the Notes Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by the US Revolving Credit Collateral Agent or the Notes Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Collateral or Notes Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Documents and the Notes Documents.

8.9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.10. Binding Effect on Successors and Assigns and on Claimholders. This Agreement shall be binding upon the US Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Notes Collateral Agent, the Notes Claimholders and their respective successors and assigns. The Notes Collateral Agent represents that it has not agreed to any modification of the provisions in the Notes Documents authorizing it to execute this Agreement and bind the Notes Claimholders, and the US Revolving Credit Collateral Agent represents that it has not agreed to any modification of the provisions in the Revolving Credit Documents authorizing it to execute this Agreement and bind the Revolving Credit Claimholders. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither the Notes Collateral Agent nor the Revolving Credit Collateral Agent makes any representation regarding the validity or binding effect of the Notes Documents or the Revolving Credit Documents, respectively.

8.11. Specific Performance. The US Revolving Credit Collateral Agent and the Notes Collateral Agent may demand specific performance of this Agreement. The US Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, and the Notes Collateral Agent, on behalf of itself and the Notes Claimholders, each hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders or the Notes Collateral Agent or the Notes Claimholders, as the case may be.

8.12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Revolving Credit Collateral Agents, the Notes Collateral Agent, the Revolving Credit Claimholders and the Notes Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the Revolving Credit Collateral Agents and the Revolving Credit Claimholders, or as between the Grantors and the Notes Collateral Agent and the Notes Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Documents and the Notes Documents, respectively.

8.16. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the US Revolving Credit Collateral Agent and the Revolving Credit Claimholders on the one hand and the Notes Collateral Agent and the Notes Claimholders on the other hand. None of the Grantors or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations and the Notes Obligations as and when the same shall become due and payable in accordance with their terms.

8.17. The Notes Collateral Agent. The Bank of New York Mellon Trust Company, National Association, in its capacity as Notes Trustee, has been appointed Notes Collateral Agent for the Holders pursuant to the Indenture. It is expressly understood and agreed by the parties to this Intercreditor Agreement that any authority conferred upon the Notes Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Holders to the Notes Collateral Agent pursuant to the Indenture, and that the Notes Collateral Agent has agreed to act (and any successor Notes Collateral Agent shall act) as such hereunder only on the express conditions contained therein. The Notes Collateral Agent shall have all rights, benefits, privileges, indemnities and protections contained in the Indenture when acting in its capacity as Notes Collateral Agent hereunder. Any successor Notes Collateral Agent appointed pursuant to the Indenture shall be entitled to all the rights, interests and benefits of the Notes Collateral Agent hereunder.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as U.S. Revolving Credit Collateral Agent and U.S. Revolving Credit Administrative Agent

By:	/s/ Timothy J. Whitefoot
Name:	Timothy J. Whitefoot
Title:	Vice President

THE BANK OF NEW YORK MELLON, as Notes Collateral Agent

By:	/s/ Geraldine Creswell
Name:	Geraldine Creswell
Title:	Vice President

Acknowledged and Agreed to by:

EDGEN MURRAY CORPORATION,
as U.S. Borrower

By:	/s/ David L. Laxton, III
Name:	David L. Laxton, III
Title:	Executive Vice President, Chief Financial Officer and Secretary

EDGEN MURRAY II, L.P.,
as Holdings

By:	/s/ David L. Laxton, III
Name:	David L. Laxton, III
Title:	Executive Vice President, Chief Financial Officer and Secretary

ANNEX I

Notice Information

U.S. Revolving Credit Collateral Agent

JPMorgan Chase Bank, N.A.

2200 Ross Avenue, 9th Floor

Mail Code # TX1-2921

Dallas, Texas 75201

Attention: Timothy J. Whitefoot

Telecopy: (214) 965-4731

Notes Collateral Agent

The Bank of New York

Mellon Trust Company, National Association

10161 Centurion Pkwy. N., 2nd Floor

Jacksonville, Florida 32256

Attention: Geraldine Creswell, Vice President

Telecopy: (904) 645-1921

Telephone: (904) 998-4724